      As filed with the Securities and Exchange Commission on July 3, 2003


                      Registration Statement No. 333-101044

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------


                                 AMENDMENT NO. 2

                                       TO
                        FORM SB-2 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ENER1 TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in its Charter)

          Florida                          3612                  02-0645403
          -------                          ----                  ----------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification Number)    Identification No.)


                       550 W. Cypress Creek Rd., Suite 120
                            Ft. Lauderdale, FL 33309
                                  954.202.4442

          (Address and telephone number of principal executive offices)

                          -----------------------------
                                   Peter Novak
                                 Vice President
                            Ener1 Technologies, Inc.

                       550 W. Cypress Creek Rd., Suite 120
                            Fort Lauderdale, FL 33309
                                  954.202.4442

            (Name, address and telephone number of agent for service)
                          -----------------------------

                                   Copies to:
                           Joel D. Mayersohn, Esq. and

                              Brian Pearlman, Esq.

                               Adorno & Yoss, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

         If any of the securities being registered on this form are to be offered on a delayed or Continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER TILE SECURITIES ACT, CHECK TILE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


     Title of each                  Amount
     Class of Securities            to be              Offering Price                            Registration
     to be Registered               Registered         Per Security         Offering Price       Fee
     ---------------------------------------------------------------------------------------------------------
     Common Stock, $.0001
     Par value                      103,149,000(1)         $.0001(2)         $10,314.90             $0.95
     ---------------------------------------------------------------------------------------------------------
     Total Amount Due                                                                               $0.95(3)
     ---------------------------------------------------------------------------------------------------------


     (1) Shares of common stock of the registrant being distributed to shareholders of Ener1, Inc.

     (2) Based upon solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended.

     (3)  Fee paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Subject to completion dated July 3, 2003



                                   PROSPECTUS

                            Ener1 Technologies, Inc.

                            Dividend Distribution of

                       103,149,000 Shares of Common Stock



                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

      To the shareholders of Ener1, Inc. of record on _____________, 2003.

         The distribution is made on the basis of one share of Ener1 Technologies, Inc. common stock for every three shares of Ener1, Inc. common stock held by the Ener1, Inc.'s shareholders on the record date. The shares of Ener1 Technologies, Inc., a wholly-owned subsidiary of Ener1, Inc., are being distributed to all the shareholders of Ener1, Inc., on a pro rata basis as a dividend distribution. Recipients of the shares will not pay anything for the shares.

         There is currently no public market for Ener1 Technologies, Inc.'s common stock.


         We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. Furthermore, we do not intend to circulate this prospectus prior to its effectiveness. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of July ___, 2003.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is ______________, 2003

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Prospectus Summary.......................................................

Summary Financial Data...................................................

Risk Factors.............................................................

The Distribution.........................................................

Federal Income Tax Consequences..........................................

Dividend Policy..........................................................

Management's Discussion and Analysis of Financial
  Condition and Results of Operations....................................

Business.................................................................

Management...............................................................

Certain Relationships and Related Transactions...........................

Principal Shareholders...................................................

Description of Securities................................................

Certain Market Information...............................................

Legal Matters............................................................

Experts..................................................................

Index to Financial Statements............................................  F-1

                               PROSPECTUS SUMMARY

OUR COMPANY


         Ener1 Technologies, Inc., a development stage company, was incorporated on June 13, 2002 in the State of Florida. Using our licensed, patent-pending, EnerWatch(TM) technology, we intend to produce and commercialize products that improve energy management for power transmission companies and electric utilities by monitoring and reducing transients, thereby reducing power transmission losses. Transients are abnormal variations or fluctuations in the level of electrical transmissions. We believe that this technology can reduce the need for additional capital investment in power transmission lines and extend the life of existing power transmission lines. In addition, it may be used to detect radiation that is potentially harmful to humans. Our principal executive offices are located at 550 W. Cypress Creek Rd., Suite 120, Ft. Lauderdale, Florida 33309. Our telephone number is 954.202.4442, and our fiscal year end is December 31.

         We were formed as a wholly-owned subsidiary of Ener1, Inc. However, our target markets are completely different from those of Ener1, Inc. Management believes Ener1, Inc. needs to focus principally on the development and expansion of its core business (which is now the development and marketing of technologies and products for new energy sources, such as high-energy lithium batteries, fuel cells and solar cells), while Ener1 Technologies will focus on commercializing specific patent pending technology based on neutralizing harmful effects of electromagnetic fields associated with power transmission lines. This is the essential business purpose for the dividend that is the subject of this prospectus. The spin off would also provide Ener1, Inc.'s shareholders the ability (through the dividend) to share in the potential success of Ener1 Technologies if we are able to commercialize our licensed technology. Ener1, Inc. determined to issue a dividend to its shareholders of record as of ___________, 2003, whereby each Ener1, Inc. shareholder would receive one share for every three shares of Ener1, Inc. common stock owned on the record date. That dividend will result in the distribution of approximately 103,149,000 shares, or 100% of our issued and outstanding common stock, to Ener1, Inc. shareholders. Fractional shares will be rounded off to the nearest whole number. After the distribution, Ener1 Group, Inc. will own approximately 99,209,132 shares or 96% of our issued and outstanding common stock.


WHEN USED HEREIN, THE TERMS "ENER1 TECHNOLOGIES," "WE," "OUR," AND "US" REFERS TO ENER1 TECHNOLOGIES, INC., A FLORIDA CORPORATION. THE INFORMATION APPEARING ON OUR AFFILIATES' WEB SITES IS NOT PART OF THIS PROSPECTUS.

                                  THE OFFERING

         This prospectus is only being used to issue the shares below in the dividend distribution.

Common stock to be issued in the distribution             103,149,000 shares


Common stock outstanding before offering following
a forward split                                           100 shares*

Common stock outstanding before the offering              103,149,000 shares*


Common stock outstanding after the offering               103,149,000 shares




* Prior to the spin off, all issued and outstanding shares of Ener1 Technologies are owned by Ener1, Inc.

                                  RISK FACTORS


         The following represents our attempt to set forth the risk factors that you should consider. While we are not aware of other risks, other risks may exist, and you are urged to seek professional advice regarding all possible risks.

We have operated at a loss since inception, and are unable to predict whether we will achieve profitability in the future.

         Through March 31, 2003, we had sustained losses since inception of $354,114 and at March 31, 2003, we had a working capital deficit of $364,793. There can be no assurances that we will be able to reduce our losses.


We have a limited operating history and are subject to all the risks of a start up enterprise.

         We are subject to all the risks inherent in a start-up enterprise. Our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business.

Our independent certified public accountants included an explanatory paragraph in their report dated February 18, 2003. Their report indicated that our financial conditions raised substantial doubt about our ability to continue as a going concern.


         Our Financial Statements have been prepared assuming that we will continue as a going concern. The auditor's reports on our financial statements state that there is substantial doubt about our ability to continue as a going concern.

WE MAY NOT BE ABLE TO RETAIN SERVICES FROM OUR AFFILIATES.

         Ener1, Inc., which currently owns 100% of our outstanding shares and from which we have obtained services, has experienced significant liquidity problems. Its independent certified public accountants, in their audit opinion for Ener1, Inc.'s fiscal year ended December 31, 2002, included a "going concern" statement, indicating that there was substantial doubt regarding Ener1, Inc.'s ability to continue in business.

WE MAY BE UNABLE TO MAINTAIN CREDIT FACILITIES TO FINANCE OUR OPERATIONS.

         Ener1, Inc.'s principal shareholder, Ener1 Group, Inc., has extended an inter-company line of credit to us, which is currently our sole source of financing. To date we have not drawn upon that credit, and there can be no assurance that the credit facility will be available to us in the future.

Since our technology is unproven and relatively unknown, we may have difficulties penetrating our target market.


         Our technology is unproven and relatively unknown within the industry. We can not provide any assurances that we will be able to develop a wide following for our product or penetrate our target market.


If we are unable to develop our EnerWatch Technology, our business will fail.


          To date we have not developed a commercially viable product. We must be able to develop a commercially viable product for our business to succeed. We can not provide any assurances that our EnerWatch technology will develop into a viable product.

We lack marketing and manufacturing experience which will be needed for the commercial success of our technology.


         In the event we are able to develop a viable product we will need to engage third party manufacturers and marketers. Our current employees lack marketing and manufacturing experience. Without adequate marketing and manufacturing, we will be unable to develop a commercially successful product.


Any ability we may have to develop significant revenue will be adversely affected if a patent for the patent pending EnerWatch Technology we have licensed is not awarded.

         The patent embodying the EnerWatch technology that we have licensed has not yet been awarded, and the application on file with the U.S. Patent and Trademark Office may not be approved for a significant period of time or may not be approved at all. If we are unable to receive adequate patent protection, others may be able to use our technology, which would decrease the value of our products.

The electric power industry may not accept our technology or the solutions that are based on that technology.

         The success of our company is dependent on the acceptance of our product by the electric power industry. To date, we have not presented a commercial product to the electric power industry nor have we had any confirmation from the electric power industry that our proposed product Would be accepted. Until our technology receives industry acceptance, we will remain a development stage company. If our technology ultimately fails to receive industry acceptance our business will fail.


We will have limited insurance coverage and given the potential size and marketing power of our intended customers and the nature of the risks that our products will be designed to cover, any legal action by third parties could result in significant legal defense fees as well as damages for our liability.

IT MAY BE DIFFICULT OR IMPOSSIBLE TO US TO LIMIT OUR POTENTIAL LIABILITY IN CONNECTION WITH THE PRODUCTS THAT WE INTEND TO OFFER. WHILE WE HAVE LIMITED PRODUCT LIABILITY INSURANCE THROUGH OUR 100% SHAREHOLDER, ENER1, INC. AND ITS MAJORITY SHAREHOLDER, WE MAY HAVE TO RELY ON UNRELATED COMPANIES TO WHOM WE MAY LICENSE OUR PRODUCTS IN THE FUTURE TO PROVIDE LIABILITY INSURANCE. WE INTEND TO ASK FOR THIRD PARTIES TO INCLUDE OUR COMPANY AS ADDITIONAL INSURED OR NAMED INSURED IF WE CONTRACT WITH THEM FOR OUR PRODUCTS. HOWEVER, THESE THIRD PARTIES MAY BE UNWILLING OR UNABLE TO INCLUDE OUR COMPANY UNDER THEIR POLICY OR MAY NOT BE ABLE TO OBTAIN PRODUCT LIABILITY INSURANCE AT ALL. WHILE WE BELIEVE THAT WE WILL BE ABLE TO CONTINUE TO UTILIZE PRODUCT LIABILITY AND OTHER LIABILITY INSURANCE POLICIES OBTAINED ON BEHALF OF OUR ENER1 GROUP, INC. BECAUSE THAT COMPANY WILL OWN APPROXIMATELY 96% OF OUR STOCK AFTER THE SPIN OFF (DUE TO ITS CURRENT OWNERSHIP OF APPROXIMATELY 96% OF ENER1, INC.'S STOCK) AND WE WOULD THEREFORE BE A SUBSIDIARY FOR INSURANCE POLICY PURPOSES, THERE CAN BE NO ASSURANCE THAT SUCH POLICIES WILL REMAIN IN FORCE OR BE SUFFICIENT IN ANY WAY.


The loss of our Vice President, Peter Novak, and the technical expertise he provides to our company could have a material adverse effect on our business.


         We are substantially dependent on the services of Peter Novak because of his technical expertise. If we lose the services of Mr. Novak we will have to replace him with someone with similar expertise in the industry, in order to continue the development of our operations. Although we currently have a two-year agreement with Mr. Novak for his services, under the agreement he can terminate this relationship at any time on 90 days prior notice. The loss of Mr. Novak's services could substantially impact the development of our operations.


We only have three employees that also serve as management and they only devote approximately 20 percent of their time to our company which may delay or hinder our development.

         We only have three employees. These employees only dedicate approximately 20 percent of their time to our company. The limited amount of time dedicated to our company may hinder or delay the development of our EnerWatch Technology.

The transmission of electric power is subject to certain regulatory requirements. One or more regulatory agencies may impose requirements on our proposed technology, which could make it difficult, unprofitable or impossible to market our proposed products.

BECAUSE OUR PRODUCTS AND SERVICES WILL NOT BE DIRECTLY PROVIDED TO THE GENERAL PUBLIC BUT RATHER TO COMPANIES THAT, IN TURN, DEAL DIRECTLY WITH THE GENERAL PUBLIC, WE BELIEVE THAT OUR PRODUCTS AND SERVICES WILL BE REGULATED INDIRECTLY, IN ACCORDANCE WITH THE REGULATORY REQUIREMENTS OF THE ELECTRIC POWER INDUSTRY WITH REGARD TO THE SAFETY AND EFFICIENCY OF ELECTRIC POWER TRANSMISSION. OUR TECHNOLOGIES, PRODUCTS AND SERVICES WILL HAVE TO BE DESIGNED THAT WHEN USED BY OUR POTENTIAL CUSTOMERS, THEY WILL NOT CAUSE OUR CUSTOMER TO BE NONCOMPLIANT WITH REGULATIONS THAT ARE APPLICABLE TO THEIR OPERATIONS. OUR TECHNOLOGY, PRODUCTS AND SERVICES MAY ALSO HAVE TO UNDERGO TESTING BY INDEPENDENT TESTING AGENCIES IN ORDER TO QUALIFY FOR USE BY THE ELECTRIC POWER INDUSTRY. IN ADDITION, LEGISLATIVE BODIES AT THE FEDERAL, STATE AND LOCAL LEVEL COULD, AT ANY TIME, ENACT LAWS OR REGULATIONS THAT COULD MATERIALLY IMPACT OUR ABILITY TO RESEARCH AND DEVELOP OUR PRODUCT. CURRENT OR FUTURE REGULATORY AGENCIES MAY ALSO IMPOSE ADDITIONAL REQUIREMENTS ON OUR TECHNOLOGY ONCE IT BECOMES A VIABLE PRODUCT. THE ENACTMENT OF NEW LAWS OR REGULATIONS COULD ADVERSELY AFFECT OUR FUTURE PRODUCTS AND FUTURE OPERATIONS.


Our common stock may not have a trading market, which will make resales of the stock more difficult.

         While we plan for our common stock to be listed for quotation and trading of the OTC Bulletin Board or other trading market at some future date following the date of this prospectus, we cannot assure you that a public market will develop, or if one develops, that our shares of common stock will have any measure of liquidity. To date we have not applied for listing on the OTC Bulletin Board or other trading market. Even if a trading market develops, the actual future trading value of our common stock, if any, is unclear and unpredictable, and may depend on many factors. Unless and until a stable trading market stock develops, the market price for our common stock may fluctuate significantly. Furthermore, since a shareholder will hold 96% of our common stock (which will be restricted), it is unlikely that any trading market in our securities will develop while there is that concentration.


Since Ener1, Inc.'s common stock currently trades at approximately $0. 25, if we establish a public market for our common stock, the tradability of our common stock may be limited under the Penny Stock Regulations of the Securities Exchange Act of 1934.


         The likelihood of our common stock trading at a price less than or equal to Ener1, Inc.'s common stock is most probable. In the event we are successful in establishing a public market for our common stock, and the trading price of our common stock is less than $5.00 per share, our common stock would be considered a "penny stock," and trading in our common stock would be subject to the requirements of Rule 1 5g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established Customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining tile penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to tile applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. A market in our common stock may never develop due to these factors.

Ener1 Group, Inc., the majority shareholder of Ener1, Inc. (our parent company), will control 96% of the voting stock of our company and will be able to control all business decisions.

         Upon distribution Ener1 Group, Inc. will beneficially own approximately 96% of the issued and outstanding shares of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants. This ownership will provide Ener1 Group, Inc. with the absolute ability to cause shareholder votes to be determined in accordance with their desires. Consequently, it will be impossible for other shareholders to determine the outcome of a shareholder vote in a manner different from that desired by Ener1 Group, Inc.

We currently have two directors which could create deadlock on our Board of Directors.

         There are currently two members on our board of directors. This may create a deadlock on our board of directors. In the event there is a deadlock, we may be delayed or prohibited from making corporate decisions.

Our directors lack independence from our majority investor which may create conflicts.

         Our directors are affiliates of our parent company and its majority investor. These relationships may create conflicts of interests. Our directors may have difficulties making unbiased decisions or may be inclined to make decisions that do not favor our minority shareholders.

The shares issued pursuant to the distribution may be subject to resale restrictions under certain state securities laws which could make the resale of our stock more difficult.

         Under state laws certain states may require that the securities issued pursuant to the distribution, when resold within a specific state, be resold under the applicable state's registration or an applicable state's exemption. Limited offering exemptions, which may cover the resale of these securities, differ from state to state.

The distribution of our common stock by Ener1, Inc. to our shareholders will be a taxable transaction.

         The distribution of our shares of common stock is a dividend under
Section 301 of, the Internal Revenue Code and as a result, non-corporate shareholders may be required to report a taxable gain or income.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

         Some of the information in this prospectus may contain "forward-looking statements," within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These statements call be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in or incorporated by reference into this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus or incorporated herein, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                             SUMMARY FINANCIAL DATA


         The following summary of our financial information has been derived from our audited financial statements and unaudited financial information included in this prospectus.


Statement of operations data:



                                            Period from Inception through           Three Months Ended
                                                  December 31, 2002                   March 31, 2003
                                                      (audited)                         (unaudited)
Net sales                                                     $0                               $0
Gross profit                                                  $0                               $0
Loss from operations                                    $292,953                          $61,161
Net loss                                                $292,953                          $61,161

Balance sheet data:
                                                  December 31, 2002                   March 31, 2003
                                                      (audited)                         (unaudited)

Current assets                                                $0                               $0
Current liabilities                                     $304,345                         $364,793
Working capital deficit                                 $304,345                         $364,793
Total assets                                             $12,392                          $11,679
Long-term debt                                                $0                               $0
Deficiency in assets                                    $291,953                         $353,114

                                THE DISTRIBUTION

SECURITIES TO BE DISTRIBUTED

         The distribution is for a total of 103,149,000 shares of our common stock. This prospectus is solely being used to issue shares of common stock under the distribution.

         These shares represent 100% of our outstanding common stock. After the distribution, Ener1, Inc. shareholders other than Ener1 Group, Inc. will own approximately 3,939,868 shares (4%) of the outstanding shares of Ener1 Technologies. Ener1 Group, Inc. will own approximately 99,209,132 shares (96%) of the outstanding shares of Ener1 Technologies. After the distribution we will have approximately 3,900 beneficial shareholders.

         No consideration will be paid by shareholders of Ener1, Inc., nor will they be required to surrender or exchange shares of Ener1, Inc.'s common stock or take any other action to receive shares of our common stock in the distribution.


         If you were to be a record owner of Ener1, Inc.'s common stock as of ____________, 2003, Ener1 Technologies' common stock will be registered in book-entry form in the records of our transfer agent. After the date of this prospectus, we will deliver certificates to you, upon your written request. If you own your Ener1, Inc.'s common stock in street name, Ener1 Technologies' common stock will be credited to your brokerage account. Contact your broker for more information.


         Stock certificates of affiliates of Ener1, Inc. and Ener1 Technologies, their officers, directors and principal shareholders will be legended in order to reflect restrictions on disposition required by securities laws, and appropriate stop-transfer instructions will be noted in respect to the shares with our transfer agent, Registrar & Transfer Company.

DISTRIBUTION RATIO

         Ener1, Inc. shareholders participating in the distribution will receive one share of our common stock for every three shares of Ener1, Inc. held by them as of the record date. In addition, Ener1 Group, Inc., the holder of an Ener1, Inc. warrant to purchase 69,000,000 shares of common stock exercisable at $.08 per share, will receive a warrant to purchase 23,000,000 shares of our common stock, exercisable at $.08 per share. The warrant is not being registered under this prospectus. The shares underlying the warrant are not being registered under this prospectus.

         Fractional shares will be rounded to the nearest whole number.

RECORD DATE

         The record date for the distribution was the close of business on _____________, 2003. A copy of this prospectus is being mailed to each Ener1, Inc. shareholder of record as of the record date.

DISTRIBUTION DATE

         The distribution is expected to occur at the close of business on the distribution date, i.e., on or about _____________, 2003. On or about the distribution date, the distribution agent will commence mailing account statement reflecting ownership of shares of common stock to holders of Ener1, Inc. common stock as of the close of business on the record date.

DISTRIBUTION AGENT AND REGISTRAR

         Registrar & Transfer Company will initially serve as the distribution agent for the distribution, and is also the transfer agent and registrar for our common stock. The address of Registrar & Transfer Company is 10 Commerce Drive, Cranford, NJ 07016-3572, and its telephone number is (800) 866-1340.

POSSIBLE STATE RESTRICTIONS ON SALES OF THE ENER1 TECHNOLOGIES' COMMON STOCK

         The distribution of our common stock and subsequent resales by our shareholders will be required to be undertaken in compliance with the laws of each jurisdiction in which these shareholders reside. Distribution of our shares of common stock will not be registered under the state securities laws of any jurisdiction in which the distribution is being made in reliance on exemptions provided under these laws. Affiliated shareholders receiving shares and desiring to resell or otherwise dispose of the shares and their broker-dealers will be required to establish the existence of a secondary trading exemption under the applicable state securities laws prior to any disposition. Resales by other shareholders should not be impacted by state securities laws.

WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 which can be read and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus is part of that registration statement. Information about the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The registration statement is also available to the public from commercial document retrieval services, or via EDGAR on the SEC's web site at www.sec.gov.

         Before the date of this prospectus we have not been required to file reports with the SEC under the Securities Exchange Act of 1934. Upon effectiveness of the registration statement, we will begin filing quarterly, annual and other reports with the SEC. These reports will be available from commercial document retrieval services or via EDGAR. We intend to furnish our shareholders with annual reports, which will include financial statements audited by independent accountants, and other periodic reports as we may choose to provide, or as we are required by law.

                         FEDERAL INCOME TAX CONSEQUENCES


         We believe that, although the distribution of our shares of common stock is referred to as a "spin-off" under federal securities laws, for federal income tax purposes it will be taxed as a dividend under Section 301 of the Internal Revenue Code. As a result, shareholders could be required to report taxable gain or income of distribution. Since we will have minimal tangible assets and limited existing operations on the date of distribution, we believe that the fair market value of the shares on the record date will be limited for federal income tax purposes. At the time of distribution, we will provide to our shareholders an appropriate information statement identifying what we believe to be the fair market value of their shares. Inasmuch as the record date and the distribution date for the distribution have not yet been established, the fair market value cannot be calculated at present. However, we have reviewed various models for determining value, and each of these procedures has yielded a nominal valuation since we have minimal tangible assets and limited existing operations. Depending as to the phase of our operations at the time of the distribution, given the large number of shares outstanding, the valuation is expected to be less than $.02 per share and could be significantly below that amount.

         Each shareholder may be required to report his or her allocable share of the fair market value as a taxable dividend. The shareholder's basis in our common shares received will be the taxable dividend realized on the distribution. We will send a statement at the end of the year to the shareholders advising how many shares the shareholder received as a dividend. Shareholders are encouraged to consult with their own tax advisors regarding their tax situation.

                                 DIVIDEND POLICY

         We expect to retain all earnings generated by our operations for the development and growth of our business, and do not anticipate paying any cash dividends to our shareholders in the foreseeable future. The payment of future dividends on the common stock and the rate of the dividends, if any, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The following analysis of the results of operations and financial condition of Ener1 Technologies should be read in conjunction with the financial statements included elsewhere in this prospectus.

         In early 2002, Ener1, Inc.'s board of directors made the decision to spin-off the shares of our company. The spin-off will be affected by a distribution to participating Ener1, Inc. shareholders of record at the close of business on _______________, 2003. For every three shares of Ener1, Inc. common stock held on the record date, the holder will receive one share of Ener1 Technologies' common stock, resulting in the issuance of a total of 103,149,000 shares of Ener1 Technologies common stock.

         For accounting purposes, we will report the distribution as a "spin-off"" under generally accepted accounting principles. The information contained in this prospectus indicates our results of operations and financial condition that would have been reported for the periods indicated had the distribution occurred on the first day of the periods discussed.

RESULTS OF OPERATIONS

         Since commencement of initial operations (beginning on the date of the original patent license grant, January 23, 2002) through March 31, 2003, and through the date of this prospectus, we have not generated any revenue.

         Total expenses, which include professional fees, compensation, consulting fees, travel, insurance and other general and administrative expenses, were $292,953 for the period January 23, 2002 through December 31, 2002 and $61,161 for the three months ended March 31 ,2003. Substantially all of the costs incurred to date are primarily attributable to management's efforts and technical consulting to develop our company's business plan, and accounting fees and legal fees related to our organization and preparations for our spin off.

         Compensation and benefits totaled $158,712 from inception through December 31, 2002 and $49,804 for the three months ended March 31, 2003. These expenses resulted from services provided by management and affiliated technical and financial personnel. Professional fees, which totaled $110,432 from inception through December 31, 2002 and $7,644 for the three month period ended March 31, 2003, consist primarily of fees paid to a technical consultant and accounting and legal fees. The other major expense category is general and administrative expense, which totaled $23,809 from inception through December 31, 2002 and $3,713 for the three month period ended March 31, 2003. The primary general and administrative expense is allocation of cost for rental facilities shared with our affiliates, which cost totaled $11,000 from inception through December 31, 2002 and $3,000 for the three month period ended March 31, 2003.

         We incurred a net loss of $354,114 for the period from commencement through March 31, 2003. Shareholder advances in the amount of $339,793 were used to pay a majority of the expenses and costs of operations.

LIQUIDITY AND CAPITAL RESOURCES

         At March 31, 2003, we had a deficiency in assets of $353,114, tangible net worth of $0 and a working capital deficiency of $364,793. Since commencement of our operations through March 31, 2003, we have incurred losses of $354,114. Our costs and expenses have been funded principally by intercompany advances from Ener1, Inc. totaling approximately $340,000 through March 31, 2003. These funds were used for operating expenses.

         We have no material commitments for capital expenditures. Other than financing and financing commitments from affiliates, we have no external sources of liquidity. We intend to continue to operate during the next twelve months through intercompany advances, including the $300,000 intercompany line of credit agreement dated November 1, 2002, extended by the Ener1 Group, Inc., the majority shareholder of Ener1, Inc. The line of credit agreement is for a 12 month initial term. In the event that we are unable to reach a positive cash flow within that period or to otherwise obtain financing for continued cash flow requirements, the terms of the line of credit provide for an additional $200,000 of funding during the succeeding twelve months. The funds advanced under the agreement are repayable at 6% interest. The funds are repayable on a monthly basis commencing November 1, 2003. The line of credit is unsecured. We believe that we have sufficient liquidity to meet all of our cash requirements for the next 12 months.

         Net cash used in operations during the period from commencement of our operations from inception through December 31, 2002 was $257,963 and $68,568 for the three month period ended March 31, 2003. Cash was expended primarily for operating expenses.

PLAN OF OPERATION

         We will continue to operate during the next twelve months through intercompany advances, pursuant to the $300,000 intercompany line of credit. In the event that we are unable to reach a positive cash flow within that period or to otherwise obtain financing for continued cash flow requirements, the terms of the line of credit provide for an additional $200,000 of funding during the succeeding twelve months. The funds advanced under the agreement are repayable at 6% interest and are repayable on a monthly basis over a five year term commencing on November 1, 2003. The line of credit is unsecured.


         Planned capital expenditures are expected to be consistent with past expenses, with necessary equipment to be provided under intercompany services arrangements, for nominal consideration. We do not anticipate expenses exceeding our intercompany lines of credit. If we obtain industry validation for our product, we expect that we will need additional capital for marketing expenses. However, at the time of validation we expect that we will be able to obtain financing of commercially reasonable terms.

         During the next 12 months, the Company intends to engage in the following research and development:

         o Refine existing specialized algorithms for detecting anomalies that affect power transmission.

         o Refine existing pre-prototype, PC-based monitoring device to incorporate refined algorithms.

         o Develop data parameters for accumulating and analyzing data on anomalies and resultant power losses/potential savings.


         The above work will be performed through agreements with our affiliates, using personnel currently employed by them and a transition services agreement with Ener1, Inc. If and when our separation from Ener1, Inc. becomes effective, we plan to make employment offers to certain of these individuals, in order to maintain our operations going forward.

         Upon completion of the research and development goals outlined above, we plan to do additional development work to go to a second stage prototype device suitable for testing in an actual industry working environment in the context of electrical power transmission customers. We estimate that this second stage development, which would result in a working model of the device that we intend to submit to industry customer testing, will take an additional 12 months. The actual timing will depend on the results of testing at the end of the first development stage.

         In addition to services and advances from affiliates, we also intend to fund our research and development through advances from future customers. In the event we are unable to obtain any advances, we will fund our research and development from our intercompany line of credit agreement or other intercompany advances. We expect research and development costs over the next 12 months to total less than $100,000 and additional research and development costs to complete a working model of our initial device suitable for industry testing to total another $200,000. This is provided that the testing at the end of both development stages is successful. As with any company that is attempting to commercialize a new technology and develop products based on that technology, technical results can dramatically affect operational and financial results either positively or negatively.

         As of the date hereof, we have not yet drawn on our $300,000 intercompany line of credit, but may need to do so during the second 12 month period referred to above, since a portion of projected future costs for the second stage of development (estimated at less than $75,000) will be allocated additional equipment and outside technical consulting fees which will require cash payments to third parties, rather than intercompany credit for services rendered. We believe that we can obtain an extension of our intercompany line of credit, if necessary, to finance those activities.

         We do not intend to hire significant numbers of additional employees during the next 12 months, but rather will obtain the services required from outside consultant agreements or through technical assistance from our affiliates. We intend to continue to acquire services from affiliates and third parties. Services from affiliates under intercompany arrangements will include both technical and marketing services. The expected value of those services over the next 12 months is not expected to exceed $300,000 when combined with our internal expenses. We expect to receive a majority of the necessary services at a preferential rate under the transition services agreement with ener1, inc. Services under the transition services agreement will range from $50 per hour to $250 per hour. From inception through december 31, 2002, we have received services from affiliates, including personnel and usage of office facilities valued at approximately $95,000 and $11,000, respectively. For the three month period ended march 31, 2003, we received services from affiliates, including personnel and use of office facilities valued at approximately $50,000 and $3,000, respectively. The services valued at $50,000 for the three month period ended march 31, 2003 includes $25,000 attributable to the services of peter novak under his employment agreement with ener1 technologies.

         We do not anticipate revenue during the next 12 months. If our technology is validated by industry trials, we believe that we will be able to negotiate both consulting/installation contracts for the use of our equipment and services and tolling agreements with electric utility customers for per unit incentive revenue payments based on reductions of energy losses in transmission. In addition, it may be possible to negotiate a per unit savings on transmission costs for power transmitted through electric utility transmission lines of our future customers, as payment for our continuous monitoring, measuring and correction of energy anomalies in electric power transmission through those lines.

         The nature of our technology and the processes required to validate and utilize the technology, while somewhat esoteric from a scientific standpoint, are relatively simple and inexpensive to implement. For this reason, we do not anticipate any significant costs once we have perfected the working model that will implement the technology. We believe that our current credit arrangements, combined with a modest budget progression going forward and continued assistance from our affiliates, will allow us to stay within budget from a financing standpoint. However, as with any start-up, particularly one based on technology, we may encounter unforeseen obstacles that require additional time and money to overcome.


                                    BUSINESS

OUR BUSINESS


         Ener1 Technologies, Inc. is a Florida corporation, formed on June 13, 2002. Our most important asset is our License and Royalty Agreement, which was originally executed on January 23, 2002 and which has been assigned to us by the former licensee, EnerNow Technologies, Inc. (formerly Inprimis Technologies, Inc.), a subsidiary of Ener1, Inc. (The license is carried at no cost on our financial statements in accordance with standard accounting practices because it was assigned to us by one or our affiliated companies for nominal value.) Under this license, we have the right to exploit the EnerWatch(TM) technology contained in a current patent application owned by the licensor, Vector Energy Corporation (99.25% owned by Ener1 Group, Inc., which also owns approximately 96% of Ener1, Inc., our parent company) relating to detection, monitoring, avoidance and removal of the transmission losses and potentially otherwise harmful effects of significant oscillations of electrical power (and related electromagnetic waves) in electrical circuits and systems. The specific attributes of this technology are more fully described in the section below entitled Nature of the EnerWatch technologies and what they offer.

         We obtained our license based on our expectation of commercializing the underlying pending patent-pending technology. This pending patent includes a design for the current conducting part of power transmission lines which makes possible the prevention of energy losses due to anomalies (transients) and elimination of electromagnetic pollution resulting from significant oscillations of electrical power (and related electromagnetic waves) in electrical circuits and systems. This design covers not only the compound electrical circuit or system, including transition points within the long lines themselves, but also the fields surrounding the conductors. On the basis of the design, we have been able to develop a pre-prototype device for initial use on monitoring and detection of the anomalies that the design is, we believe, capable of controlling or eliminating the uneconomic and unhealthful effects of electric and magnetic fields (emts) in the transmission of electric power. Our pre-prototype consists of a pc-based computer system with special antenna apparatus that is used for picking up the ultra-high frequency signals that indicate the existence or absence of the anomalies or transients that disrupt electric power transmission.


         We are a development stage company. Our mission is to use our license to provide new types of innovative products that:


         o allow electric utility providers to improve their energy management, reliability and security, and

         o facilitate the detection, monitoring, avoidance and removal of potential harmful effects of the unusual oscillations described above in electric power transmission equipment.

OUR HISTORY AND RELATED PARTIES


         Almost a year before ener1, inc.'S formation of our company, our ultimate parent company and the parent company of ener1, inc., Ener1 group, inc. (Formerly ener1 holdings, inc.) Prior to its purchase of a controlling interest in ener1, inc., Formed ener1 technology corporation with the original intent of transferring to the latter one or more of three currently pending patents involving ener1 group, inc.'S newly discovered process for detecting, examining and using the "excitation of chemical bonds" in matter. One of these pending patents, represented by pending patent application number 10/040,753, entitled current conducting part of power transmission line, on file with the united states patent and trademark office contains the technology currently licensed to our company.

         After ener1 group, inc. Had purchased its original 80% interest in ener1, inc. (Formerly known as inprimis, inc.) In january of 2002, ener1 group and ener1, inc. Determined that it was in the best interests of all of the parties concerned to convey a license for the pending power transmission patent to a subsidiary of ener1, inc. Rather than a wholly-owned subsidiary of ener1 group, as originally planned. It was believed that this would more likely to facilitate access to capital markets for financing the new technology. As noted above, the license was originally issued from ener1 group, inc. To enernow technologies, inc. (Formerly known as inprimis technologies, inc.) A subsidiary of ener1, inc. In january of 2002, shortly after ener1 group's acquisition ener1, inc.

         The pending patent that is the subject of our license was subsequently assigned by Ener1 Group the original licensor) to its subsidiary, Vector Energy Corporation. When this occurred, the licensor's interest in the License Agreement was also assigned from Ener1 Group to Vector Energy Corporation, and the licensee's interest was assigned from the original licensee, EnerNow Technologies to our company. The terms of the license assignments, both as to the licensors and licensees, were essentially that the assignee in each instance obtained the rights and assumed the obligations of the respective assignors under the license. There was no other material consideration for either of the assignments. All of the entities involved are affiliated.

         The licensee's interest was assigned to us because the original licensee, enernow technologies, inc. Had other commercial activities and customers that are significantly divergent from those anticipated from the commercialization of our technology as to make them impractical to be integrated within one company. Such activities include development of new types of lithium batteries, fuel cells and solar cells. Such activities have no useful carryover for our business. Therefore, it was decided to allocate the power transmission related enerwatch technology to our company, formed solely for the purpose of commercializing the technology. The licensor's interest was assigned from ener1 group to vector energy corporation because vector was the corporate entity within ener1 group that had been selected to perform the basic continuing research and development for all of the enerwatch technologies, as part of which our licensed technology is included.

         During 2002, there was some indecision about the selection of ener1 corporate names for marketing purposes. As a result, there was a brief period when "enernow" was tried as the corporate moniker for what are now the ener1 companies. During that period, "inprimis technologies, inc." Changed its name to "enernow technologies, inc. The ultimate settling on the name ener1 (including ener1, inc. For the public company) has not filtered down through all of the subsidiaries.

         Ener1 Technology Corporation, a wholly-owned subsidiary of Ener1 Group, Inc. and the original target destination for the EnerWatch technologies, is now dormant. Its name has also been changed to Ener1 Interim Technology Corporation to reduce the possibility of confusion regarding names. Since inception, the technology subject to the patent application has remained constant. As a result of Ener1 Group's acquisition of controlling interest in the public company, Ener1, Inc., the decision was made to pursue that technology through a subsidiary of the public company in order to increase access to capital markets to further the development and marketing of the licensed technology.

ORGANIZATIONAL CHART

         An organizational chart of Ener1 Technologies and our affiliates is as follows:



                       -------------------------              --------------------------          --------------------------
                       |  Boris Zingarevitch   |              |        Mike Zoi        |          |       Peter Novak      |
                       -------------------------              --------------------------          --------------------------
                                    |                                     |                                    |
                                    |   100%                              |     50%               50%          |
                                    |                                     --------------------------------------
                                    |                                                      |
                                    |                                                      |
                      ------------------------------                         ------------------------------
   -------------------|                            |                         |                            |
   |                  |        BZINFIN, S.A.       |                         |          Z-N, LLC          |
   |       0.75%      |                            |                         |                            |
   |                  ------------------------------                         ------------------------------
   |                                  |                                                     |
   |                                  |   52%                                        48%    |
   |                                  ------------------------------------------------------
   |                                                          |
   |                                                          |
   |                                             -----------------------------
   |                                             |      ENER1 GROUP INC.     |---------------------------------------------
   |                                             -----------------------------                                            |
   |                                                          |                                                           |
   |                                                          |                                                           |
   |                  99.25%                                  |     96%              100%                                 |
   |                                                          |                                                           |
   |                 ------------------------------------------------------------------------------------                 |
   |                 |                                        |                                         |                 |
   |                 |                                        |                                         |                 |
   ------------------------------------------   -------------------------------     ----------------------------          |
               |                            |   |         ENER1, INC.         |     |       ENER1 INTERIM       |         |
               | VECTOR ENERGY CORPORATION  |   |        OTCBB: ENEI          |     |        TECHNOLOGY         |         |
               |                            |   |  FORMER NAME: INPRIMIS, INC.|     |        CORPORATION        |         |
               ------------------------------   -------------------------------      ----------------------------         |
                                                              |                                                           |
                                                              |                                                           |
                                                              |                                                           |
                                                              |                                                           |
                              100%                            |           100%              49%                           |
                                                              |                                                           |
                         ------------------------------------------------------------------------------------             |
                         |                                        |                                         |             |
                         |                                        |                                         |             |
                ------------------------------   -------------------------------     ----------------------------   43%   |
                |       ENER1 BATTERY        |   |            ENER1            |     |        ENERLOOK          |         |
                |         COMPANY            |   |       TECHNOLOGIES, INC.    |     |      SOLUTIONS, INC. *   |----------
                ------------------------------   -------------------------------      ---------------------------



* 8% of EnerLook is owned by two unaffiliated third parties.


SPIN-OFF


         We were formed as a wholly-owned subsidiary of Ener1, Inc. however, our target markets are different from those of Ener1, Inc. Ener1, Inc. has focused principally on the development and expansion of its core business (which is now the development and marketing of technologies and products for new energy sources, such as high-energy lithium batters, fuel cells and solar cells) while Ener1 Technology will focus on commercializing specific patent pending technology based on neutralizing harmful effects of electromagnetic fields associated with power transmission lines. This divergent focus has provided for the business purpose of the spin off. By implementing the spin off, rather than the sale of Ener1 Technologies' assets, Ener1, Inc. has provided its shareholders with the opportunity (through the dividend) to share in the potential success of Ener1 Technologies. Ener1, Inc. determined to issue a dividend to its shareholders of record as of ___________, 2003, where each Ener1, Inc. shareholder would receive one share of our common stock for every three shares of Ener1, Inc. common stock owned on the Record Date. While EnerNow Technologies, Inc. (formerly, Inprimis Technologies, Inc.), the former license holder, is also a subsidiary of Ener1, Inc., that company has other contractual and commercial relationships which existed prior to its obtaining the license and which are in dissimilar and non-synergistic businesses, such as development of software and interactive media technology. For this reason, Ener1, Inc. formed our company to focus its efforts on commercializing the licensed technology in a new company without distractive business elements.

         We believe that the existing shareholders of Ener1, Inc. will benefit from the spin-off even though we are still a development stage company with no revenue and significantly dependent on Ener1, Inc. and our other affiliates for services, management and financial support. Notwithstanding these concerns, we believe that our licensed technology is more likely to be successful if pursued as a single business plan within a corporate entity dedicated to that business plan. If we are successful as a single purpose company, we believe that such success will be more fairly reflected in the value of our stock than if we were part of another entity whose primary business is totally different from ours.

         Even after the spin-off, approximately 96% of our stock will be owned by Ener1 Group, Inc., which already owns about 96% of our stock indirectly through its 96% ownership of Ener1, Inc. As the holder of substantially all of the stock in Vector Energy Corporation, our licensor, Ener1 Group has strong reasons for wanting us to be successful. Ener1, Inc. has no such relationship with Vector Energy and therefore is less able to ensure continuing support to us in the future from a technology standpoint. In addition, Ener1 Group's financial support of Ener1, Inc. is allocated primarily to funding development of technologies for new energy sources. However, Ener1 Group's financing for its other subsidiaries is not limited in this fashion, and we therefore believe that future funding, if needed, will be more likely under Ener1 Group direct ownership.

         From a business standpoint, Ener1, Inc. determined it was necessary to have a separate business plan to pursue the commercialization of the licensed technology because Ener1, Inc. management believed that to combine more than one business plan within a single corporate entity would be impractical and confusing; to corporate management and potential outside investors and customers. After much review, Ener1, Inc. determined that the cost for forming a new corporate entity to follow a clear, single path to implement the business plan was nominal compared with the increased likelihood for achieving that plan when not mixed with other business plans.

         This dividend will result in the distribution of 103,149,000 shares, or 100% of our issued and outstanding common stock, to Ener1, Inc. shareholders. After the distribution, Ener1 Group, Inc. will own approximately 96%, of our issued and outstanding capital stock.

         On the record date, Ener1, Inc. had approximately 3,900 shareholders. We filed this registration statement with the Securities and Exchange Commission to register the distribution to Ener1, Inc.'s shareholders. The distribution will be effective on the date the SEC declares the registration statement effective. We do not know, however, when this registration statement will be declared effective. Upon effectiveness of the registration statement, we will become subject to the reporting requirements of the Securities Exchange Act of 1934, and thereafter will be required to file proxy statements and annual, quarterly and other reports with the SEC. At some future date after the registration statement is declared effective, we will seek to have our common stock approved for quotation on the OTC Bulletin Board.

NATURE OF THE ENERWATCH TECHNOLOGIES

         The destructive and harmful effects of significant oscillations or fluctuations in electrical circuits and systems are far more common than those associated with other forms of energy. These oscillations, which are sometimes referred to as transients, are essentially the means by which an electrical circuit or system adjusts itself to change in internal or external conditions. These oscillations call result in significant transmission losses in the distribution of electric power through conventional power lines.

         Existing products that merely detect voltage levels and similar attributes are not capable of sensing or adjusting the electrical circuit or system to these oscillations. We believe that our licensed technology allows us to accomplish this task through examining the high frequency portion of electrical circuits and systems and detecting and removing or neutralizing the more complex oscillations in power transmission lines which lead to losses of electrical energy. We believe that the effect of reducing or eliminating these oscillations will be to facilitate more efficient transmission of electric power, with reduced power losses. Such losses result from many causes, including chemical changes in the material of the wires on any given section of the power transmission line involved and in the materials of the objects on the ground nearby the line section involved. We believe, on the basis of the research and testing performed by scientists and engineers from our affiliate, Ener1, Inc., under our supervision, that our technology will allow us to detect, monitor, control and mitigate these effects and thereby improve the energy efficiency and lifetime of the electrical circuits or systems involved. This should result in increased energy output and reduced energy losses. The result would be increased amounts of energy delivered per unit of cost and time. While we have not calculated the potential savings on particular situations, if our concept is valid, we believe that industry-wide savings could be very substantial.

         We also believe that implementation of our licensed technology will have the added benefit of limiting potentially harmful emissions associated with these power losses. The research and development work for EnerWatch technologies indicates that fluctuations can result from a concurrence of modes (the subject of one of the other two EnerWatch pending patents held by Vector Energy) related to electromagnetic fields. This leads to unstable chemical bonds (the second of the other two pending EnerWatch patents held by Vector Energy), which, in turn, leads to mutations in organic matter. Mutations can be the basis of various forms of infection and disease.

         Studies and tests performed by scientists and engineers from Ener1, Inc. indicate that our licensed EnerWatch technology may offer advantages over other approaches to energy management that are currently being used. Among the potential advantages we think our approach offers are the following:

         o We will be able to measure oscillations, both as to space and duration attributes. The space aspect includes not only the electrical circuit or system involved, but also the electromagnetic fields surrounding the conductors of the electrical current.

         o We will plan to apply detection and measurement methods to the higher frequency portions of electric power transmission, which is where our testing has determined that the abnormal oscillations tend to exist.

         o Our field measurements for detection and mitigation are non-invasive from the measurement point-of-view. This is expected to save time and money for the customer and reduce the need for mechanical changes to implement our solutions.

         o Our proposed product would predict the onset of the abnormal oscillations from data gathered and calculate required line corrections.

         o By examining high frequency field signatures, we have studied the effective resistance of radiation and the associated energy dissipation by radiation into space. We believe that the spatial radiation stresses the line materials and can interact with matter in such a manner as to lead to the excitation of electrons involved in the chemical bonding of the matter.

         The above approaches, while requiring additional validation in field trials, are based on models developed by research over a number of years leading to the filing of the patent application for the licensed technology. Obviously there can be no guarantees of success, either in such trials or the award of the patent being sought. However, we believe that the theoretical groundwork that has been laid by our research work is sufficient to support our planned efforts to conduct such tests in a real life situation.

         We have done additional studies on the beneficial effects of superconductor-like cables for energy savings, consistent with our technology. We have also done studies regarding the impact of vector potential and concurrence of modes in generating transients that can result in power loss. We have conducted additional studies, through our own scientists and consulting scientists, regarding powerline resonance phenomena and its relationships to the transient effects we seek to neutralize. We believe that the quantum mechanics and mathematical aspects of these studies support our notion that if we are able to neutralize vector potential and concurrence of modes. However, the correctness of our initial research and testing can only be demonstrated by conclusive prototype testing, which has not been completed.

         One proposed method for avoiding or at least reducing potentially harmful electromagnetic field ("EMF") exposure is to bury the power lines. However, some have argued that this would not significantly reduce the harmful EMF radiated by power lines. Additionally, burying power lines is expensive and not an option in certain regions, such as regions prone to flooding.

         The technology described in the patent for which we have the exclusive license is an electrical power transmission line that reduces harmful electromagnetic emissions. Specifically, the invention describes an electrical power transmission line that includes an electrical conductor in turn including a plurality of interconnected individual elongated conducting sections, and a conducting section connector disposed between the conducting sections. At least a portion of these section connectors include at least one returnable inductance connected in series between respective conducting sections, wherein at least one of the first, second and third directional derivatives of vector potential of electromagnetic waves traveling in the adjacent conducting section are averaged out or nulled.

         Through the examination of the high frequency regime of electrical circuits and systems, quantum effects have been uncovered that have significant effects on energy efficiency. The rise of multi-mode oscillations in power transmission lines lead to losses of electrical energy. Losses result from multiple phenomena and are not limited to leakage currents, but also to the excitation of the chemical bonds in the material of the wires on the given section of the line and in the materials of the objects on the ground nearby the line section. The EnerWatch goal is to control and mitigate these effects and improve the energy efficiency and lifetime of the electrical circuit or system.

POSSIBLE APPLICATION OF ENERWATCH TECHNOLOGY TO ELECTRIC POWER TRANSMISSION

         The destructive and harmful effects of transients in electrical circuits and systems are far more common than those associated with other forms of energy. A transient is the phenomenon by which an electrical circuit or system adjusts itself to a change in stored energy precipitated by a change in electrical circuit or system conditions. For example, a lightning strike in the vicinity of long power transmission lines or rapid fluctuation of load, can cause a change in electrical circuit or system conditions.

         By examining the high frequency regime of electrical circuits and systems, quantum effects have been uncovered that have significant effects on energy efficiency. The rise of multi-mode oscillations in power transmission lines lead to losses of electrical energy. Losses result due to a multiplicity of phenomena and are not limited to leakage currents, but also to the excitation of the chemical bonds in the material of the wires on the given section of the line and in the materials of the objects on the ground nearby the line section. When energy can be stored and dissipated in two or more forms, surges and oscillations between these two or more forms of energy can exist and more complex phenomena can occur. Of particular interest are effects which represent consumption of power, either in phase with the line current or line voltage, and manifest themselves in the high frequency regime rarely considered in the literature or in the functional characteristics of energy management and energy quality products. These effects include:

         o The non-uniform distribution of alternating current density in conductors.

         o The formation of continual and cumulative high frequency oscillations.

         o The effects of non-uniform potential gradients along power transmission lines.

         o Very rapid line changes due to certain transients, including those associated with switching, faults, rapid load variations, and direct and indirect lightning strokes.

         o        Rapidly varying magnetic flux distributions at high frequency.

         o Frequency dependent and non-linear line parameters and non-linear line operation.

         o The radiation of energy into space due to finite field velocity.

High frequency oscillations resulting from a number of the above effects, or initiating a number of the above effects, may or may not be spatially local in extent and may be of both high voltage and high power and, therefore, more dissipative and destructive than the commonly examined low frequency surges.

         We believe that our EnerWatch approach to energy management differs from other approaches. These differences include:

         o The effects that do occur are modelled as phenomena transient in space and time. The spatial dimension includes not only the compound electrical circuit or system, including transition points within the long lines themselves, but also the fields surrounding the conductors.

         o All line parameters are treated as being frequency dependent and focus is on the high frequency regime. Frequency dependent spatial-temporal modelling applied to the high frequency regime reveals new and interesting phenomena that require mitigation and control.

         o All line parameters are treated as being frequency dependent and focus is on the high frequency regime. Frequency dependent spatial-temporal modelling applied to the high frequency regime reveals new and interesting phenomena that require mitigation and control.

         o Simple radiation field measurements form the basis of the critical parameter estimation algorithms; therefore, the approach to energy management is non-invasive from the measurement point-of-view.

         o Advanced digital signal processing algorithms predict the onset of transient phenomena from spatial-temporal radiation field data and calculate required line parameter corrections.

         We believe, on the basis of our research in the applicable industries and disciplines, that no one else has any technologies or patents that do what we believe that our licensed technology can do. While we have to complete and prove out prototypes to demonstrate and implement this technology, we believe that the combination of potential economic savings and disease prevention capabilities offered by this technology will attract both government and industry interest and investment, helping to reduce our external financing needs as we go forward in the successive phases of our corporate development.

         Our product is only in the pre-prototype stage and will require substantial additional testing and work before final product design and development can occur. We have, however, been able to test the validity of our initial algorithms used in the licensed technology, from a computer software and information gathering perspective. Among the additional work and tests required before we are ready to fully prove the operations of a final field prototype are:

         o        Analyze fields for concurrence of modes

         o        Use our software to record amplitude and frequency

         o Locate prototype PLC in an environment where concurrence of modes are present

         o Record and analyze data o Modify measurement and design criteria as necessary

         o Decide if we need to measure vector potentials (If yes, redesign hardware and rewrite software as necessary.)

         o        Design apparatus for contacting high voltage power lines

         o        Design apparatus for monitoring concurrence of modes

         o        Design apparatus for stopping the concurrence of modes

         o Scale prototype PLC to the actual size to be used in contact with the high voltage power lines

         o        New chassis, power supply, method of reading the recorded data

         o Add the high voltage components o Install on high voltage power lines o Test

         o        Modify as necessary

We expect the above processes to be completed within the next 24 months, but this schedule is subject to change based on test results.

         At least one very large public utility company has indicated a strong interest in going forward with us to engage in further testing to validate our technology, the potential economic savings for the customer and the correctness of both our product configuration and information processing approach.

         We have performed development work on the pre-prototype and software to support the operation of the pre-prototype, using the processes claimed in the pending patent that we have licensed. We believe that the substantial majority of our total expenses since inception (exceeding $360,000) should be principally considered as research and development expenses.

GOVERNMENT AND INDUSTRY INTEREST IN ECONOMIC AND HEALTH ASPECTS OF ENERGY EMISSIONS

         There have been a number of studies and articles that indicate a strong interest on the part of governments and industry concerning the possible harmful effects of electromagnetic fields ("EMF") on efficiency of electric power transmission and human health. In addition to the potential savings to the power transmission industry that we believe could be inherent in the EnerWatch technology and related designs, there may be other potential benefits to implementation of this technology. Some relevant comments from recent studies are as follows:

         o The Electric Power Research Institute (EPRI), in a report issued in June of 1998, acknowledged the economic significance of EMF on efficiency of power transmission, as well as the cost of remediation made necessary by EMF.

         o the evidence for an association between magnetic field exposure and childhood leukemia is now stronger than ever..." (Microwave News, September/October 2000)

         o The level of statistical significance that we see for the excess risk at high EMF exposure makes change an unlikely explanation. (British Journal of Cancer, September 2000)

         o electric and magnetic fields do affect living systems (Magda Havas, Canadian Research Council's Environmental Reviews, September 2000)

         o NIEHS suggests that the power industry continue its current practice of siting power lines to reduce exposures (National Institute for Environmental Health Sciences "EMF Rapid Report on Health Effects from Exposure to Power-Line Frequency Electric and Magnetic Fields," June 1999).

         Certain foreign countries are also concerned with EMF originating from power lines. For example, because of health concerns, Spain, Norway, Sweden, the UK, and Australia now prohibit the construction of power lines within 100 meters (approximately 300 feet) of homes.

         None of the above studies may be considered conclusive regarding the potential for cause-and-effect relationship between EMF and losses in electric power transmission or harmful effects of EMF on human health. In addition, there are studies and points of view that argue that there are no such causative relationships. We believe that such relationships do exist and we licensed the EnerWatch technology because we believe it can provide us with tools to mitigate potentially harmful effects of EMF from both economic and health standpoints. If we are wrong about the existence of such causative relationships, there will be no market for our technology or our products.


OUR MARKETS AND PRODUCTS

         The electric power transmission industry is a major factor in the national economy. Its capital expenditures are high, and its risk posture relative to potentially harmful effects of potential electromagnetic waves is a subject of widespread concern, from both electric utility risk management and regulatory standpoints. We believe that, with our licensed technology, we can offer products to this industry (and potentially to other industries) that will increase the efficiency of electric power and related transmissions, while at the same time limiting the potential for harmful effects of oscillation and similar phenomena on both power transmission equipment and human consumers.

         Our products will consist of both hardware and software, which would be installed at appropriate locations proximate to the power transmission equipment, so as to allow our devices to detect, report, monitor and mitigate the transients and other related problem effects.

OUR POWER LINE CONTROLLER

         We have developed a pre-prototype unit of our power line controller, which we are preparing to test with one or more major electric power transmission companies. We do not, however, at this time, have a commitment from any such company to perform such testing. This unit is produced with relatively inexpensive, readily available components. It includes a computer, a highly sensitive and advanced antenna device and software for data gathering and analysis. Research has been conducted regarding the proper antenna type to be used (e.g., loop antenna, 1/4 wave antenna, etc.), together with the proper position of the antenna for proximity to and angle toward the transmission lines to be monitored. Finalization of the choice of equipment for the prototype and actual production units will depend on future test results and the needs of the trial customers.

         The pre-prototype contains the measurement components for detecting and measuring transients and associated vector potential in high voltage power lines monitored through the antenna apparatus. Our power line controller contains a sensor/communication assembly and randomizing circuitry. Our pre-prototype will not be directly connected to high voltage, as will the power line correction apparatus, when developed. It is, however, designed to be interfaced to external power line correction equipment, when this is developed. It also has its own independent power supply.

         It should be noted that the current pre-prototype is designed solely to detect and measure the anomalies that we think result in reduced efficiency of power transmissions. The second phase of our development will be devoted to the advanced prototype for correction of line transmission characteristics by eliminating the concurrence of modes resulting from vector potential in very high frequency transmissions such as those that occur in electric power line transmission. Although we believe that we know the process that results in such anomalies, we still have to design into our prototypes the physical mechanisms for eliminating the concurrence of modes that results in the anomalies.

         Additional software, which we are in the process of developing, will be necessary for the complete implementation of the energy management technology. We have presented a proposal to Florida Power & Light Company with a view toward obtaining its assistance in going forward with detailed testing of both our hardware and software and our information processing approach for the technology. To date, we do not have any agreements with Florida Power & Light.

         We plan to obtain validation of our proposed product (i.e., first the pre-prototype and then a prototype) through testing with Florida Power & Light, if possible, and with other energy provider customers who have an interest We expect that this testing will be done during the next twelve months for the pre-prototype and the subsequent twelve months for the prototype. This will allow us to make any adjustments necessary in our hardware and software before beginning production. We will make a decision on whether to manufacture internally or to out-source the production of our hardware based of the relative profit that each alternative offers. If we decide to make our products in our own manufacturing facilities, an additional six months would be required to construct the facilities.

         We do not currently have manufacturing facilities. However, through Ener1, Inc., we have relationships with overseas contract manufacturers should we require volume production. These are job shops in China that have produced product for Ener1, Inc. Once we have a working prototype, we believe that such manufacturers could begin production on a volume basis within 90-120 days of our approval of a production prototype. We intend to accomplish this by developing any necessary production relationships while we are testing, in order to decrease any learning curve associated with the outside manufacturer understanding our requirements. As noted above, we believe an additional six months would be required if we decide to construct our own facility. We believe that outsourcing will be a more time efficient and less expensive way of bringing our products to the market. We currently plan to reach this stage in about two years, but this is subject to our testing results. As indicated elsewhere herein, we believe that completion of testing will take another two years.

DISTRIBUTION


         We intend to distribute our products, when developed, directly to electric power transmission companies. We also anticipate that we may engage in consulting and engineering contracts with such customers. We may also establish agreements with power transmission companies (as yet unidentified) under which our compensation may be based on the measured reductions in power transmission losses and/or reduction in the oscillations or other effects that we can accomplish, and possibly sublicense agreements with our customers or associate vendors.

         We may be able to engage in engineering and/or consulting contracts to provide additional funding for research, development and operations. However, we believe that the large majority of our revenue will be derived from contracts related to sales or rental of our devices and/or tolling charges based on savings that our process and results make possible for power transmission companies. While the exact allocation of the above types of revenue is difficult to predict with any assurance (particularly given the early stage of our development and potential changes in the markets we intend to serve), we believe that the tolling charges for savings will comprise more than 50% of revenue, with about 30% coming from product sales and related services and 20% of revenue coming from consulting/research contracts.


THE LICENSE AND ROYALTY AGREEMENT

         The current licensor is Vector Energy Corporation, a company that owns the underlying patent pending technology by virtue of an assignment of the underlying pending patent from Ener1 Group, Inc., which also assigned its licensor rights and obligations under the license to Vector Energy Corporation. Both companies are our affiliates.

         The license is worldwide in scope and has a ten-year term, of which the first five years is exclusive. The license commenced on January 23, 2002 and may be terminated upon 15 days notice for failure to pay royalties. The terms of the license also allow us to transfer the license to an affiliate, if we desire. We also have the right to sublicense. The license includes all exclusive license of the trademark EnerWatch, although we may develop alternative or additional trademarks for the products that we intend to market. There is no minimum royalty, but rather a 7.5% royalty on all revenue derived from the licensed technology. The license is protected against any change of ownership in the underlying patent-pending technology and will remain in effect whether or not the patent is actually issued. The license is renewable by mutual agreement of the parties.

         The pending patent that is the subject of the license to us was assigned by Ener1 Group to its subsidiary, Vector Energy Corporation. When this occurred, the licensor's interest in the License Agreement was assigned from Ener1 Group to Vector Energy Corporation, and the licensee's interest was assigned from the original licensee, EnerNow Technologies to our company. The terms of the license assignments, both as to the licensors and licensees, were essentially that the assignee in each instance obtained the rights and assumed the obligations of the respective assignors under the license. There was no other material consideration for either of the assignments. All of the entities involved are affiliates.

         The licensee's interest was assigned to us because the original licensee, Inprimis Technologies has other commercial activities and customers that were sufficiently divergent from those anticipated from the commercialization of our technology as to make them impractical to be integrated within one company. Such activities include communications hardware and software engineering and similar endeavors that have no useful carryover for our business. Therefore, it was decided to allocate that technology to our company, formed solely for that purpose. The licensor's interest was assigned from Ener1 Group to Vector Energy Corporation because Vector was the corporate entity selected to perform the basic continuing research and development on all of the EnerWatch technologies, of which includes licensed technology.

MATERIAL AGREEMENTS

         In addition to the license, we have a two-year employment agreement with Peter Novak, under which he provides technical services on a part-time basis. We also use the services of Salvatore Morgera through a professional services consulting agreement which was assigned to us by EnerNow Technologies, Inc.

COMPETITION

         We are not aware of any other companies with a similar business model, though they may exist. The technology that we have licensed is embodied in a patent application on file with the U.S. Patent and Trademark Office. We believe that the existence of this application (and the patent itself, if granted) will provide us with some degree of competitive protection in connection with our planned exploitation of the licensed technology in our target markets.

         Notwithstanding the foregoing, our business may be expected to compete with other companies in the energy management and environmental safety areas. Those competitors that may arise may have greater name recognition and financial resources than we do. We believe that we will be able to compete with such other companies by emphasizing the uniqueness and value of our products and through the intellectual property protection afforded by the pending patent.

INTELLECTUAL PROPERTY

         The pending patent that is the subject of the license is United States Patent Application No. 10/040,753 filed on November 9, 2001, entitled CURRENT CONDUCTING PART OF POWER TRANSMISSION LINE. Vector Technology Corporation owns the EnerWatch technology that is the subject of this patent application, by virtue of an assignment from Ener1 Group, Inc. The assignment is subject to the rights of BZINFIN, SA (a major shareholder of Ener1 Group, Inc. and a shareholder of Vector), under a Security Agreement between Ener1 Group, Inc. and BZINFIN. Under the Security Agreement, the technology embodied in the patent application is pledged as security for Ener1 Group, Inc.'s repayment of a loan from BZINFIN. BZINFIN has been the primary source of capital for the development of the EnerWatch technologies that are the subject of the above patent application. However, the license agreement will remain in effect despite any changes in the ownership of the underlying technology. Under the license, we also have the right to use the EnerWatch trademark.

         Vector Energy Corporation has two other patents pending that involve the EnerWatch technology, but deal with different aspects of the technology. Vector's business plan and ours are complementary, but it is possible that we may license additional technology from Vector in the future. We do not believe it is necessary, however, for us to do so in order to achieve our current business objectives. Ener1 Group originally planned to issue all three EnerWatch patents to another of its subsidiaries, Ener1 Technology Corporation. This plan was changed, and the original, individual inventors assigned their rights to Ener1 Group. (All patents must be filed in the names of the individual inventors, who then assign their rights to the corporation involved. In this case, that corporation, which funded the research, was Ener1 Group. Ener1 Group subsequently assigned its rights in the technology and associated patent application to Vector Energy, along with its licensor rights under our technology license.

SPECIAL FACTORS RELATED TO OUR INDUSTRY AND GOVERNMENT REGULATION

         The electric utility and power transmission industries are still subject to various regulations, notwithstanding the deregulation that has occurred in those industries in recent years. Such regulations range from safety and environmental to financial reporting and trade regulation. We believe that, as we intend to market and install devices designed to increase the energy efficiency of the industries involved, we will not be subject to any burdensome legislation. However, we cannot predict what future regulatory actions may be taken in this regard. In the event that we market any of our proposed products or services for the specific purpose of improving the health and/or safety aspects of electric power transmission or related industries, we believe that our products and services could become subject to applicable health and safety regulations, as well as fair trade and other regulations regarding our claims and performance.

LIABILITY INSURANCE


         We currently have limited product liability insurance and other types of insurance through policies held by either our parent company, Ener1, Inc. or its majority shareholder, Ener1 Group, Inc. These policies include general liability, property and casualty, employer practices liability and other types of coverage. We are covered under these policies as a subsidiary within an affiliated group of companies. The policies are generally held in the name of Ener1 Group, Inc. and Ener1, Inc. and our company is both covered under the policies as subsidiaries or affiliated companies. Subsequent to the spin-off, we understand that we will continue to be covered under the policies as a subsidiary of Ener1, Group, Inc. because Ener1 Group will own approximately 96% of our stock.


PROPERTY


         We have been using limited office space and equipment from Ener1, Inc. at its two offices in Fort Lauderdale, Florida. Ener1, Inc. owns the property at one office through one of its subsidiaries and is responsible for a portion of the lease rent at the other office. We believe that these facilities are adequate to meet our current requirements, although we anticipate that we may obtain additional or substitute space, as needed.


LEGAL PROCEEDINGS

         We are not a party to any legal proceedings.

EMPLOYEES AND RELATED MATTERS

         As of March 31, 2003, we employed three people, all of whom are management personnel. These individuals all work on a part-time basis. We believe our relations with our employees are generally good and we have no collective bargaining agreements with any labor unions.

         In addition to the above, we make use of the services of Salvatore Morgera under a Professional Services Consulting Agreement. Effective September 1, 2002, EnerNow Technologies, Inc. assigned to our company a Professional Services Consulting Agreement by and between EnerNow Technologies, Inc. and Salvatore Morgera. Under this agreement dated April 22, 2002, Dr. Morgera has agreed to provide consulting services, which will continue through the completion of the development of the EnerWatch Technologies. Under this agreement we will pay Dr. Morgera $175 per hour in consideration for engineering consulting services. Dr. Morgera may receive a bonus of up to $15,000 upon the completion of the technology. To date, Dr. Morgera has provided us with consulting services valued at approximately $27,000. The original Professional Services Consulting Agreement was assigned to us by EnerNow Technologies, Inc. for nominal consideration.


         We will also receive technical services and administrative services, from time to time from one or more affiliates under a transition services agreement. Subject to our spin-off, we have entered into a transition services agreement with Ener1, Inc. The agreement is effective until the earlier of the first anniversary of the effective date of the spin-off or when our company becomes self-sufficient or engages other sources to provide us with services. Under the transition services agreement, Ener1, Inc. will provide us with accounting, facilities management, technical support and administrative services. Fees for these services will range from $50 per hour to $250 per hour. In addition to these fees, we will pay Ener1, Inc. all reasonable and necessary out-of-pocket costs and expenses incurred in connection with the agreement. Invoices shall become due and payable to Ener1, Inc. upon the last day of each calendar month or after we receive an invoice from Ener1, Inc. Payment is due 30 days after the date the invoice is received.

                                   MANAGEMENT

         The following table sets forth the names and ages of our directors and executive officers. Our officers currently provide approximately 20% of their working time to our company. They currently devote a majority of their time to the operations of Ener1 Group, Inc. We expect that their commitment to our company will increase as our business develops or that we will hire full time replacements for them.



NAME                    AGE       POSITION
----                    ---       --------

Michael Zoi             37        Director and President
                                  (Chief Executive Officer)
Peter Novak             50        Director and Vice
                                  President (served as acting Chief Executive
                                  Officer from inception to September 1, 2002)
Mead M. McCabe          37        Chief Financial Officer and
                                  Principal Financial Officer

*R. Michael Brewer served as our vice president and chief financial officer from June 2000 through May 2003.

         MICHAEL ZOI has served as our President since September 1, 2002 and as a director of Ener1, Inc., since February 2002. Since 2001, he has been the president and a director of Ener1 Group, Inc., a privately held company that funds and provides management assistance to its subsidiaries for new technologies. Ener1 Group, Inc. is the majority shareholder Ener1, Inc. Since 1991, Mr. Zoi has worked with Peter Novak, focusing on bringing advanced electronic technologies to market. In 1998, Mr. Zoi worked with Mr. Novak to form On Power Battery s.r.l. (Name subsequently changed to Ener1 s.r.l. to reflect the "Ener1" moniker on a corporate wide basis). This Italian company commenced development of a research, development and production facility for advanced, lithium metal batteries in Italy that same year. For the next three years, Mr. Zoi worked with Mr. Novak to manage the start-up business operations of Ener1 s.r.l., including negotiations with potential licensees for the technology, obtaining grant and loan financing for the start-up business, and relationships with vendors. In 2001, Mr. Zoi and Mr. Novak formed Ener1 Holdings, Inc. (now Ener1 Group, Inc.) Mr. Zoi worked with Mr. Novak to transition the start-up battery business from Italy to Florida, in order to provide a better business environment for the new company.

         PETER NOVAK has served as our vice president and director since our inception and as a director of Ener1, Inc. since February 2002. Since 2001, he has been the chief technology officer and a director of Ener1 Group, Inc. Ener1 Group, Inc. is the majority shareholder of Ener1, Inc. Since 1991, Mr. Novak has worked with Mike Zoi, focusing on bringing advanced electronic technologies to market. In 1998, Mr. Novak worked with Mr. Zoi to form On Power Battery s.r.l. (Name subsequently changed to Ener1 s.r.l. to reflect the "Ener1" moniker on a corporate wide basis). Mr. Novak was, and is, the "sole administrator" for Ener1 s.r.l. This position is equivalent to President and sole director of an American company. Ener1 s.r.l. commenced development of a research, development and production facility for advanced lithium metal batteries in Italy that same year. For the next three years, Mr. Novak worked with Mr. Zoi to manage the start-up business operations of Ener1 s.r.l. Mr. Novak was, during that period, and is now, primarily responsible for technology development. In that capacity, he performed and supervised research and development, developed numerous technologies for which patent applications are now in process at the United States Patent and Trademark office and elsewhere, and also assisted Mr. Zoi in the business matters referred to under Mr. Zoi's background description above. In 2001, Mr. Novak and Mr. Zoi formed Ener1 Holdings, Inc. (now Ener1 Group, Inc.) Mr. Novak worked with Mr. Zoi to transition the start-up battery business from Italy to Florida, in order to provide a better business environment for the new company. As chief technology officer of Ener1 Group, he is responsible for all technology development, licensing and patent matters. He also assists in the management of the business affairs of Ener1 Group.

         MEAD M. MCCABE has served as our chief financial officer and principal financial officer since May 2003. He has been employed by Ener1 Group since January 2003. Mr. McCabe has also served as chief financial officer and treasurer of Ener1 Group, Inc., Ener1, Inc., Ener1 Battery and EnerLook Solutions, Inc. since May 2003. Prior to joining the Ener1 companies, Mr. McCabe was a management consultant in finance and capital formation from November 2001 to January 2003. During his management consulting period, he also served in various financial capacities for several private companies. From 1993 to 2001 Mr. McCabe held executive positions with Genetic Vectors, Inc., a publicly held biotechnology company. He also formerly held an investment management position with Merrill Lynch. Mr. McCabe has a dual MBA in finance and international business from the University of Miami.

LIMITATIONS ON DIRECTORS' LIABILITIES

         Our articles of incorporation limits, to the maximum extent permitted under Florida law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in circumstances involving wrongful acts, for example a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

         Florida law permits us to indemnify officers, directors or employees against expenses, including attorney's fees, judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which the action suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses as the cost deems proper individuals who successfully defend this type of action are entitled to indemnification against expenses reasonably incurred in connection therewith.

         Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

         Upon the commencement of public trading of our securities, we plan to maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty of other wrongful act and to us with respect to payments which may be made by us to these officers and directors according to the above indemnification provision or otherwise as a matter of law.

         In addition, we plan into indemnification agreements with our directors and executive officers upon the commencement of the public trading of our securities. Under these agreements, we will indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failure to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or our shareholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts of omissions described in the laws of Florida, or for any transaction for which the director or officer derives an improper benefit. We will indemnify for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by our board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under our articles of incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and control persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

CASH COMPENSATION

         The following table shows the compensation earned by our president; acting chief executive officer; and our other executive officers from inception through December 31, 2002 . None of our executive officers earned compensation exceeding $100,000 from inception through December 31, 2002.

                           SUMMARY COMPENSATION TABLE


Name and                                                               Other Annual     LTIP         All Other
Principal Position                               Salary     Bonus      Compensation   Options/(#)     Payouts
------------------                               ------     -----      ------------   -----------     -------
Michael Zoi, President                  2002     $-0-         0        $166,968(1)        0               0
Peter Novak, Vice President             2002     $12,500(3)   0        $117,106(1)        0               0
R. Michael Brewer, Vice President*      2002     $-0-         0        $123,190(2)        0               0


(1) Compensation received from Ener1 Group, Inc.; not for services provided to our company.
(2) Compensation received from Ener1, Inc.; not for services provided to our company.
(3) From inception through December 31, 2002, $12,500 was attributed from the allocation from Ener1, Inc. to Ener1 Technologies.
*        Effective May 2003, no longer serves as an officer of our company.


OPTIONS GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to the grant of options to purchase shares of common stock during the period from our commencement of operations through December 31, 2002 to each person named in the Summary Compensation Table.


                             Number of            Percent of
                              Securities        Total Options/
                             Underlying          SARs Granted           Exercise Or
                           Options/SARs          To Employees            Base Price
Name                          Granted (#)       In Fiscal Year             ($/Sh)           Expiration Date
----                          -----------       --------------             ------           ---------------
Michael Zoi                        -                      -                   -                   -
Peter Novak                        -                      -                   -                   -
R. Michael Brewer                  -                      -                   -                   -


                          Option Exercises and Holdings

         The following table contains information with respect to the exercise of options to purchase shares of common stock for the period through our commencement of operations through December 31, 2002 to each person named in the Summary Compensation Table.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values


                                                    Number of Securities            Value of
                                                         Underlying                Unexercised
                        Shares                           Unexercised              In-The-Money
                       Acquired                         Options/SARs              Options/SARs
                          On             Value          At FY-End (#)             At FY-End (S)
                       Exercise        Realized         Exercisable/               Exercisable/
         Name             #)               ($)          Unexercisable             Unexercisable
         ----          ---------     -------------      -------------             -------------
Michael Zoi, President     -               -                 -                            -

              Long-Term Incentive Plans Awards in Last Fiscal Year

                              Number                   Performance
                             of Shares                  or Other         Estimated Future Payouts Under
                              Units or                Period Until          NON-STOCK PRICE-BASED PLANS
                                                                       --------------------------------------
                           Other Rights                Maturation      Threshold        Target       Maximum
         NAME                   (#)                    OR PAYOUT       ($ OR #)       ($ OR #)      ($OR #)
         ----             ------------------          -------------   -------------    --------       ----

Michael Zoi, President              -                         -               -              -            -

EMPLOYMENT AGREEMENTS

         We entered into a two-year employment agreement with Peter Novak, commencing October 3, 2002, for part-time provision of his services to us in the form of technical support. We may terminate this agreement, with or without cause, at any time, by 30 day written notice. Mr. Novak may terminate this agreement with or without cause, at any time, by 90 day written notice. This contract provides for annual compensation to Mr. Novak of $50,000 and Mr. Novak shall be reimbursed for all normal out of pocket business expenses. Mr. Novak has agreed that we may accrue this obligation until we have positive cash flow from operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to the dividend distribution of our common stock to the shareholders of Ener1, Inc., Ener1, Inc. owned all of our issued and outstanding shares of common stock. Following the dividend distribution, Ener1 Group, Inc., the principal shareholder of Ener1 Inc., will own approximately 99,209,132 shares or approximately 96% of our issued and outstanding shares of common stock.


         Michael Zoi and Peter Novak (officers and directors for our company) serve as officers and directors of Ener1 Group, Inc. (majority shareholder of Ener1, Inc.) and as directors of Ener1, Inc. R. Michael Brewer served as our vice president from our inception to May 2003 and also served as vice president for Ener1, Inc. during the same period. Mead McCabe, our chief financial officer, also serves as chief financial officer and treasurer of Ener1 Group, Inc. and Ener1, Inc.

         On January 23, 2002, EnerNow Technologies, Inc. (formerly known as Inprimis Technologies, Inc.), a subsidiary of Ener1, Inc., entered into a License and Royalty Agreement with Ener1 Group, Inc. This agreement was assigned by EnerNow Technologies to our company, effective August 30, 2002. The assignment was for nominal consideration. The term of the license is for a term of ten years, of which the first five years are exclusive. In October 2002, Ener1 Group, Inc. assigned its licensor rights in the license to its subsidiary, Vector Energy Corporation. The license agreement assigned to us gives us exclusive worldwide rights to develop and market products based of the underlying patent application for neutralizing the harmful affects of electromagnetic radiation in electric power transmission lines and equipment. Vector Energy Corporation also owns the underlying patent application, by virtue of any assignment from Ener1 Group, Inc. Under the license agreement, we are required to pay a royalty of 7.5% of revenue from the products we developed and sell, sublicense or otherwise derive value from under the license.


         Effective September 1, 2002, EnerNow Technologies, Inc. assigned to our company a Professional Services Consulting Agreement by and between EnerNow Technologies, Inc. and Salvatore Morgera, Ph.D. Under this agreement dated April 22, 2002, Dr. Morgera has agreed to provide consulting services, which will continue through the completion of the development of the EnerWatch technologies. Under this agreement we will pay Dr. Morgera $175 per hour in consideration for engineering consulting services. Dr. Morgera may be entitled to receive a bonus of up to $15,000 upon the completion of the development of the technology. The original Professional Services Consulting Agreement was assigned to us by EnerNow Technologies, Inc. for a nominal consideration. Dr. Morgera concurred in that assignment, as required under the Consulting Agreement.

         Pursuant to our spin-off, we have entered into a transition services agreement with Ener1, Inc. The agreement is effective until the earlier of the first anniversary of the effective date of the spin-off or when our company becomes self-sufficient or engages other sources to provide us with services. Under the Transition Services Agreement, Ener1, Inc. will provide us with accounting, facilities management, technical support and administrative services. Fees for these services will range from $50 per hour to $250 per hour. In addition to these fees, we will pay Ener1, Inc. all reasonable and necessary out-of-pocket costs and expenses incurred in connection with the agreement. Invoices shall become due and payable to Ener1, Inc. upon the last day of each calendar month or after we receive an invoice from Ener1, Inc. Payment is due 30 days after the date the invoice is received.

         We will continue to operate during the next twelve months through intercompany advances, pursuant to a one year $300,000 intercompany line of credit agreement dated November 1, 2002, extended by Ener1 Group, Inc., the majority shareholder of Ener1, Inc.. In the event that we are unable to reach a positive cash flow within that period or to otherwise obtain financing for continued cash flow requirements, the terms of the line of credit provide for an additional $200,000 of funding during the succeeding twelve months. The funds advanced under the agreement are repayable at 6% interest and are repayable on a monthly basis over a five year term commencing on November 1, 2003. The line of credit is unsecured.


         We have used certain personnel and facilities of our parent company, Ener1, Inc., for which costs were allocated to us in the amounts of approximately $95,000 and $11,000 from inception through December 31, 2002. For the three month period ended March 31, 2003, personnel and facilities from Ener1, Inc. were approximately $50,000 and $3,000. The services valued at $50,000 for the three month period ended March 31, 2003 includes $25,000 attributable to the services of Peter Novak under his employment agreement with Ener1 Technologies. All amounts due are non-interest bearing and due on demand.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of our common stock by all shareholders that hold 5% or more of the Outstanding shares of our common stock, each director and executive officer (i) immediately prior to the distribution assuming that Ener1, Inc. was the owner of the shares of common stock to be distributed; and (ii) upon the distribution.

         The dividend distribution is for a total of 103,149,000 shares of our common stock. Each record owner of the shares of common stock of Ener1, Inc. as of the record date of ___________, 2003 will receive one share of Ener1 Technologies for every three shares of Ener1, Inc. owned. These shares represent approximately 100% of our outstanding common stock. The distribution will be effective upon the effective date of the registration statement registering our shares issued Under the dividend distribution. The shares of common stock of Ener1 Technologies to be distributed to the shareholders of Ener1, Inc. will have restrictions on the transferability and resale.


         Except as indicated, each shareholder named has sole voting and investment power for his, her or its shares. In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of the security, or the power to dispose of the Security. A person is also considered to be a beneficial owner of any Security of which the person has the right to acquire beneficial ownership within sixty days. Unless otherwise stated, the address of each person set forth below is 550 W. Cypress Creek Road, Fort Lauderdale, Florida 33309.

                                          PRIOR TO DISTRIBUTION                  AFTER DISTRIBUTION
                                          ---------------------                  ------------------
Names and address of                No. of shares    Percentage        No. of shares             Percentage
Beneficial owner                        OWNED          OWNED              OWNED                    OWNED
                                        -----          -----              -----                    -----
Ener1 Group, Inc.                          -                --          122,209,132(2)(3)           97%

Ener1, Inc.                          103,149,000          100%                 -                        -

Boris Zingarevitch(1)                103,149,000(1)       100%          122,209,132(2)(3)           97%
121, ch. Des Curiades a Bornex
Geneve, Switzerland

Peter Novak                          103,149,000(2)       100%          122,209,132(2)(3)           97%
2110 N. Ocean Blvd., Apt. 8A
Fort Lauderdale, Florida 33305

Mead M. McCabe                       103,149,000(2)       100%          122,209,132(2)(3)           97%

Michael Zoi                          103,149,000(2)       100%          122,209,132(2)(3)           97%

All officers and directors
as a group (three persons)           103,149,000(2)       100%          122,209,132(2)(3)           97%


-----------------
* represents less than 1%



         (1) Beneficial ownership percentage is attributable to majority shareholder interest in Ener1 Group, Inc.

         (2) Peter Novak and Michael Zoi serve as directors of Ener1, Inc. Mead McCabe serves as an officer of Ener1, Inc. Peter Novak and Michael Zoi serve as officers and directors of Ener1 Group, Inc. Mead McCabe serves as an officer of Ener1 Group, Inc.

         (3) Includes a warrant exercisable at $.08 per share to purchase up to 23,000,000 shares of common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


         Our articles of incorporation authorizes us to issue up to 200,000,000 shares of common stock of which 103,149,000 shares are issued and outstanding, as of the date of this prospectus. This number of shares represents an increase from the nominal amount of shares previously outstanding 100 shares of common stock issued to Ener1, Inc. upon our inception subject to a forward split pursuant to the terms and conditions of the spin off.


         Holders of common stock are entitled to receive dividends as may be declared by our board of directors from funds legally available for these dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by shareholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with this offering will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

         Our articles of incorporation will authorize our board of directors, without shareholder approval, to issue up to 10,000,000 shares of preferred stock to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. As of the date hereof, no shares of preferred stock are outstanding.

         If issued, the preferred stock could adversely affect the voting power or other rights of our shareholders or be used, to discourage, delay or prevent a change in control, which could have the effect of discouraging bids for us and prevent shareholders from receiving maximum value for their shares. Although we have no present intention to issue any shares of preferred stock, we cannot assure that we will not do so in the future.

WARRANTS

         Ener1, Inc. has issued warrants to Ener1 Group, Inc. to purchase shares of Ener1, Inc. common stock exercisable at $.08 per share. Pursuant to the terms of the warrants, if the warrants are exercised, Ener1 Group, Inc. will also receive up to 23,000,000 shares of our common stock. The warrants are exercisable until September 6, 2012.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

                           CERTAIN MARKET INFORMATION

         There has been no market for our common stock prior to this offering. At best, only a limited market is expected to develop for our common stock. Because of this limited market, the price of our common stock after the distribution may fluctuate widely. We intend to apply for the listing of our common stock on the OTC Bulletin Board, or the Pink Sheets, if for any reason listing on the OTCBB or other trading system is not available. However, we cannot guarantee that a trading market for our common stock will develop or, if a market does develop, the depth of the trading market for the common stock or the prices at which the common stock will trade.

         As of the date of this prospectus, 103,149,000 shares of our common stock are outstanding. Of these shares, 99,209,132 shares will be "restricted securities," as this term is defined under the Securities Act, inclusive of the common stock to be distributed under the registration statement of' which this prospectus is a part.

         In general, Rule 144 permits a shareholder who has beneficially owned restricted shares of for at least one year to sell without registration, within any three-month period, a number of shares not exceeding the greater of 1% of the then outstanding shares of common stock or, if the common stock is quoted of The Nasdaq Stock Market or an exchange, the average weekly trading volume over a defined period of time, assuming compliance by the issuer with the reporting requirements of Rule 144. If the restricted shares of common stock are held for at least two years by a person not affiliated with the issuer, in general, a person who is not ail executive officer, director or principal shareholder of the issuer during the three-month period prior to resale, the restricted shares can be sold without any volume limitation. Any sales of shares by shareholders under Rule 144 may have a depressive effect on the price of an issuer's common stock.

SPECIAL CONSIDERATIONS RELATED TO PENNY STOCKS

         Assuming a trading market for our common shares develops, we anticipate that for the immediate future our share will become subject to the penny stock rules under the Securities Exchange Act of 1934. We will continue to be subject to these rules until the price of our stock exceeds $5.00, or we maintain minimum tangible net worth of at least $2 million or average revenues of $6,000,000.

         The penny stock rules require broker-dealers to deliver standardized risk disclosure document prepared by the SEC prior to a transaction in a penny stock. This document provides information about penny stocks and the risks in the penny stock market. The broker-dealers must also provide file Customer the following:


         --       current bid and offer quotations for the penny stock,

         - the compensation of the broker-dealer and its salesperson in the transaction, and


         - monthly account statements showing the market value of each penny stock held ill the customer's account


         The broker dealer must have the quotations and compensation information to the customer, orally or in writing, prior to completing the transaction. They must give this information to the Customer, in writing, before or with the customer's confirmation.

         In addition, the penny stock rules require that, prior to a transaction in a penny stock, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser. The broker and/or dealer must receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of purchases in our common stock and trading activity in the secondary market for our common stock. If our common stock becomes subject to the penny stock rules, it win be more difficult for you to sell the common stock. This may reduce the value of your shares.

                                  LEGAL MATTERS

         Adorno & Yoss, P.A., Fort Lauderdale, Florida, will opine as to the validity of the common stock offered by this prospectus and legal matters for us.

                                     EXPERTS

         The financial statements as of December 31, 2002 and for the period from inception (January 23, 2002) through December 31, 2002 appearing in this registration statement have been audited by Kaufman, Rossin & Co., independent certified public accountants, as set forth in their report dated February 18, 2003, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of this firm as experts in accounting and auditing.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Until __________, 2003 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                      Page

Prospectus Summary .................................            ____
Risk Factors .......................................            ____

Summary Financial Data .............................            ____
The Distribution ...................................            ____

Federal Income Tax Consequences ....................            ____

Dividend Policy ....................................            ____
Management's Discussion and Analysis of
Financial Condition and Results of
Operations .........................................            ____
Business ...........................................            ____
Management .........................................

Certain Relationships and Related
   Transactions ....................................            ____
Principal Shareholders .............................            ____
Description of Securities  .........................

Certain Market Information.........................             ____
Legal Matters .....................................
Experts ...........................................             ____
Index to Financial Statements .....................             F-I




                               103,149,000 SHARES


                                     ENER1
                               TECHNOLOGIES, INC.

                                  COMMON STOCK




                                   PROSPECTUS



                              ______________, 2003

                                                        ENER1 TECHNOLOGIES, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

                                                            FINANCIAL STATEMENTS

                                                               DECEMBER 31, 2002

C O N T E N T S
                                                             Page
----------------------------------------------------------------------------
                                                              1
INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS

   Balance Sheet                                              2

   Statement of Operations                                    3

   Statement of Changes in Deficiency in Assets               4

   Statement of Cash Flows                                    5

   Notes to Financial Statements                            6 - 11

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Board of Directors
Ener1 Technologies, Inc.



We have audited the accompanying balance sheet of Ener1 Technologies, Inc. (a development stage company) as of December 31, 2002, and the related statements of operations, changes in deficiency in assets and cash flows for the period from inception (January 23, 2002) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ener1 Technologies, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the period from inception (January 23, 2002) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses, negative cash flows from operations and expected cash requirements for 2003 raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                          KAUFMAN, ROSSIN & CO.


Miami, Florida
February 18, 2003

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2002
================================================================================



ASSETS
------------------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT, NET                                                            $  12,392
------------------------------------------------------------------------------------------------
           TOTAL ASSETS                                                                $  12,392
------------------------------------------------------------------------------------------------

LIABILITIES AND DEFICIENCY IN ASSETS
------------------------------------------------------------------------------------------------

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                                           $  33,120
    Due to stockholder                                                                   271,225
------------------------------------------------------------------------------------------------
        Total current liabilities                                                        304,345
------------------------------------------------------------------------------------------------

DEFICIENCY IN ASSETS
    Common stock, $.01 par value, 200,000,000 shares authorized, 100 shares
        issued and outstanding                                                                 1
    Additional paid-in capital                                                               999
    Deficit accumulated during the development stage                                    (292,953)
------------------------------------------------------------------------------------------------
        Total deficiency in assets                                                      (291,953)
------------------------------------------------------------------------------------------------

           TOTAL LIABILITIES AND DEFICIENCY IN ASSETS                                  $  12,392
------------------------------------------------------------------------------------------------


                            See accompanying notes.

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM INCEPTION (JANUARY 23, 2002) THROUGH DECEMBER 31, 2002
================================================================================


-------------------------------------------------------------
EXPENSES
    Professional fees                               $ 110,432
    Compensation and benefits                         158,712
    General and administrative                         23,809
-------------------------------------------------------------
NET LOSS                                            ($292,953)
-------------------------------------------------------------
Loss per share:
         Basic                                      $2,929.53
         Diluted                                    $2,929.53
-------------------------------------------------------------

Shares used in computing loss per share:
         Basic                                            100
         Diluted                                          100
-------------------------------------------------------------


                             See accompanying notes.

ENER1 TECHNOLOGIES, INC.
STATEMENT OF CHANGES IN DEFICIENCY IN ASSETS
PERIOD FROM INCEPTION (JANUARY 23, 2002) THROUGH DECEMBER 31, 2002
--------------------------------------------------------------------------------

                                   Common Stock, $.01  par  value;
                                   200,000,000 shares authorized
                                                                                        Deficit
                                      Number of                                    accumulated during
                                        shares                        Additional     the development
                                     outstanding         Amount    paid-in capital       stage              Total
------------------------------------------------------------------------------------------------------------------
Balances - December 31,2001                --        $      --        $      --        $      --         $      --

Issuance of common stock
    for cash (June 13, 2002)              100                1              999               --             1,000

Net loss                                   --               --               --         (292,953)         (292,953)
------------------------------------------------------------------------------------------------------------------
BALANCES - DECEMBER 31, 2002              100        $       1        $     999        ($292,953)        ($291,953)
------------------------------------------------------------------------------------------------------------------


                             See accompanying notes.

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM INCEPTION (JANUARY 23, 2002) THROUGH DECEMBER 31, 2002
================================================================================



-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                                        ($292,953)
-----------------------------------------------------------------------------------------------------------------------------------
  Adjustments to reconcile net loss to net cash used in operating activities
     Depreciation                                                                                                     1,870
     Changes in operating assets and liabilities:
         Accounts payable and accrued liabilities                                                                    33,120
-----------------------------------------------------------------------------------------------------------------------------------
   Total adjustments                                                                                                 34,990
-----------------------------------------------------------------------------------------------------------------------------------
   Net cash used in operating activities                                                                           (257,963)
-----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                                              (14,262)
-----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                                                            1,000
  Borrowings from stockholder                                                                                       271,225
-----------------------------------------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                                                                      272,225
-----------------------------------------------------------------------------------------------------------------------------------

CHANGE IN CASH, REPRESENTING ENDING CASH BALANCE                                                                  $      --
-----------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosure of Cash Flow Information:
-----------------------------------------------------------------------------------------------------------------------------------
  Interest paid                                                                                                   $      --
-----------------------------------------------------------------------------------------------------------------------------------
  Income taxes paid                                                                                               $      --
-----------------------------------------------------------------------------------------------------------------------------------


                             See accompanying notes.

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------


                  ORGANIZATION AND BUSINESS ACTIVITY
                  Ener1, Technologies, Inc. (the "Company") was incorporated on June 13, 2002 in the State of Florida as a wholly owned subsidiary of Ener1, Inc. (the "Parent"). The Parent is currently doing business under the name Ener1, Inc. and is publicly traded on the OTC BB under the symbol "INPM". The Company operated as a division of the Parent from January 23, 2002 to the date of incorporation. The results of operations prior to incorporation are included in these financial statements.

                  The Company was formed to develop, under a license agreement, a new line of products for the active and intelligent control and management of the transmission and distribution of electric power. To date the Company has not developed any products.

                  The Company is considered to be in the development stage, and the accompanying financial statements represent those of a development stage company.

                  USE OF ESTIMATES
                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the period presented. Actual results could differ from those estimates.

                  PROPERTY AND EQUIPMENT
                  Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense in the period incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is 5 years.

                  INCOME TAXES
                  Income taxes are accounted for under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS No. 109). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance if it is more likely than not that the Company will not realize the benefits of the deferred tax assets.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
================================================================================

                  NET LOSS PER SHARE
                  Basic net loss per share excludes dilution and is computed by dividing the loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted loss per share is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period and dilutive potential common shares outstanding unless consideration of such dilutive potential common shares would result in anti-dilution. There were no potentially dilutive securities outstanding during the period ended December 31, 2002.

                  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS. In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method over its useful life. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management believes adoption of this statement will not have a material effect on the financial statements of the Company.

                  In April 2002, the FASB issued SFAS No.145, Rescission of FASB Statement No's. 4, 44, and 64, Amendment of FASB Statement No.13 and Technical Corrections. This statement, among other things, eliminates an inconsistency between required accounting for certain sale-leaseback transactions and provides for other technical corrections. Adoption of this statement did not have a material effect on the financial statements of the Company.

                  In June 2002, the FASB issued SFAS No.146, Accounting for Costs Associated with Exit or Disposal Activities. This statement addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3. The statement is effective for exit or disposal costs initiated after December 31, 2002, with early application encouraged. The Company has not yet adopted this statement, and management has not determined the impact of this statement on the financial statements of the Company.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
================================================================================

                  In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123. This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has not yet adopted this statement, and management has not determined the impact of this statement on the financial statements of the Company except the Company does provide for the affect of stock options per FASB Statement No. 123 as a footnote disclosure.

                  In November 2002, the EITF reached a consensus on Issue No. 00-21, " Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, service and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company has not yet determined what the effects of this Statement will be on its financial position and results of operations.

                  In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that in certain circumstances, a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Statement did not have a material impact on the consolidated financial statements.

                  In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company has not yet determined what the effects of this Statement will be on its financial position and results of operations.

--------------------------------------------------------------------------------
NOTE 2.           GOING CONCERN
================================================================================

                  The Company has been in the development stage since its inception in January 2002 and has sustained losses and incurred negative cash flows from operations. To date, the Parent has provided debt and equity necessary to fund the operations of the Company. It is likely that the Company's operations will continue to consume cash into 2003. The continuing existence of the Company depends on its ability to meet future financing requirements and the success of future operations. Such conditions, among others, give rise to substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  Management's  plans  with  respect  to  financing  the  future operations of the Company are to obtain the necessary resources during the next 12-24 months from a combination of utilization of office facilities and personnel from the Parent and for funds provided from Ener1 Group, Inc. ("Ener1 Group"), the majority shareholder of the Parent, pursuant to an Intercompany Line of Credit Agreement discussed in Note 4. The management of the Company believes it will require 12-24 months to complete its testing before a final prototype can be delivered to potential customers. Therefore, it appears that the Company does not expect to have revenue before the end of the next 24 months. Ener1 Group, Inc. will continue to be the majority shareholder of the Company after the proposed spin-off by Ener1, Inc. of 100% of its shares in the Company. Neither the elimination of Ener1, Inc.'s ownership nor the assumption of ownership is expected by the Company's management to have a significant impact on the financing of continuing operations, either by Ener1, Inc. or Ener1 Group. In addition, the Company is seeking additional funding from outside sources.

--------------------------------------------------------------------------------
NOTE 3.           PROPERTY AND EQUIPMENT
================================================================================

                  At December 31, 2002, property and equipment consisted of $14,262 of computer equipment, net of accumulated depreciation of $1,870.

--------------------------------------------------------------------------------
NOTE 4.           RELATED PARTY TRANSACTIONS
================================================================================

                  On January 23, 2002, the Parent entered into a three-year license agreement with Ener1 Group. This agreement was assigned by the Parent to the Company effective August 30, 2002. In October 2002, Ener1 Group assigned the agreement to Vector Energy Corporation ("Vector"), an entity related by virtue of common control, and extended the agreement to ten years. The license agreement gives the Company exclusive worldwide rights to develop and market products based on Ener1 Group's patent application for neutralizing the harmful affects of electromagnetic radiation in electric power transmissions lines and equipment. In exchange, the Company shall pay Vector monthly royalties for the sale, use, lease or other disposition of the licensed products in the amount of 7.5% of the price of each product.

                  In November 2002, the Company entered into an Intercompany Line of Credit Agreement with Ener1 Group, whereby the Company may borrow up to $300,000 through November 2003. In the event that the Company has not become cash flow positive or obtained other financing by November 2003, the Company may borrow up to an additional $200,000 through November 2003. The advances bear interest at 6% per annum and are to be repaid in sixty equal monthly installments of principal and interest commencing in November 2003. Through December 31, 2002, no amounts have been borrowed under the agreement.

                  For the period from inception (January 23, 2002) through December 31, 2002, the Company shared office facilities and personnel with the Parent. Accordingly approximately $11,000 and $95,000 has been allocated to the Company for the use of office facilities and personnel, respectively, during the period. In addition, all other expenses of the Company were paid by the Parent and specifically allocated to the Company. All amounts due to the Parent are non-interest bearing and due on demand. The average balance due to the Parent for the period from inception (January 23, 2002) through December 31, 2002 approximated $136,000.


--------------------------------------------------------------------------------
NOTE 5.           INCOME TAX BENEFIT
================================================================================

The income tax benefit for the period ended December 31, 2002 consisted of the following:


  Deferred:
     Federal                                           $      101,000
     State                                                      9,000
  Increase in valuation allowance                            (110,000)
--------------------------------------------------------------------------
                                                       $           --
--------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 5.           INCOME TAX BENEFIT (CONTINUED)
================================================================================

                  The difference between the tax benefit and the amounts computed by applying the federal statutory tax rates to the loss before income taxes is due to an increase in the valuation allowance and state income tax benefits.

                  As of December 31, 2002, the Company had generated cumulative net operating losses of approximately $293,000 resulting in a deferred tax asset of approximately $110,000. This deferred tax asset is offset by a valuation allowance of the same amount. Net operating loss carryforwards expire beginning in the year 2022.

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (UNAUDITED)
MARCH 31, 2003
================================================================================

ASSETS
------------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT, NET                                                      $  11,679
------------------------------------------------------------------------------------------
           TOTAL ASSETS                                                          $  11,679
------------------------------------------------------------------------------------------

LIABILITIES AND DEFICIENCY IN ASSETS
------------------------------------------------------------------------------------------
CURRENT LIABILITIES
    Accounts payable and accrued liabilities                                     $  25,000
    Due to stockholder                                                             339,793
------------------------------------------------------------------------------------------
        Total current liabilities                                                  364,793
------------------------------------------------------------------------------------------

DEFICIENCY IN ASSETS
    Common stock, $.01 par value, 200,000,000 shares authorized, 100 shares
        issued and outstanding                                                           1
    Additional paid-in capital                                                         999
    Deficit accumulated during the development stage                              (354,114)
------------------------------------------------------------------------------------------
        Total deficiency in assets                                                (353,114)
------------------------------------------------------------------------------------------
           TOTAL LIABILITIES AND DEFICIENCY IN ASSETS                            $  11,679
------------------------------------------------------------------------------------------

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2003
AND THE PERIOD FROM INCEPTION (JANUARY 23, 2002) THROUGH MARCH 31, 2003
================================================================================


                                                                     Inception (January 23,
                                              THREE MONTHS ENDED         2002) through
                                                MARCH 31, 2003           March 31, 2003
-----------------------------------------------------------------------------------

EXPENSES
    Professional fees                               $   7,644             $ 118,076
    Compensation and benefits                          49,804               208,516
    General and administrative                          3,713                27,522
-----------------------------------------------------------------------------------

NET LOSS                                            ($ 61,161)            ($354,114)
-----------------------------------------------------------------------------------

Loss per share:
         Basic                                      $  611.61             $3,541.14
         Diluted                                    $  611.61             $3,541.14
-----------------------------------------------------------------------------------

Shares used in computing loss per share:
         Basic                                            100                   100
         Diluted                                          100                   100
-----------------------------------------------------------------------------------

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2003
AND THE PERIOD FROM INCEPTION (JANUARY 23, 2002) THROUGH MARCH 31, 2003
================================================================================

                                                                                                        Inception (January 23,
                                                                                  THREE MONTHS ENDED          2002) through
                                                                                    MARCH 31, 2003           March 31, 2003
-----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                              ($ 61,161)            ($354,114)
-----------------------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net loss to net cash used in operating activities
         Depreciation                                                                            713                 2,583
         Changes in operating assets and liabilities:
              Accounts payable and accrued liabilities                                        (8,120)               25,000
-----------------------------------------------------------------------------------------------------------------------------
                  Total adjustments                                                           (7,407)               27,583
-----------------------------------------------------------------------------------------------------------------------------
                      Net cash used in operating activities                                  (68,568)             (326,531)
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                         --               (14,262)
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of common stock                                                                     --                 1,000
     Borrowings from stockholder                                                              68,568               339,793
-----------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by financing activities                               68,568               340,793
-----------------------------------------------------------------------------------------------------------------------------

CHANGE IN CASH, REPRESENTING ENDING CASH BALANCE                                           $      --             $      --
-----------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosure of Cash Flow Information:
-----------------------------------------------------------------------------------------------------------------------------

     Interest paid                                                                         $      --             $      --
-----------------------------------------------------------------------------------------------------------------------------

     Income taxes paid                                                                     $      --             $      --
-----------------------------------------------------------------------------------------------------------------------------

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation (the "Articles") and Bylaws provide that our company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of our company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities Under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors of for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities made hereby. Ener1 Technologies is responsible for the payment of all expenses in connection with the distribution.

SEC registration fee                $    95
Blue Sky filing fees and expenses     1,000*
Printing and engraving expenses       5,000*
Legal fees and expenses              20,000*
Accounting fees and expenses         10,000*
Miscellaneous                         1,000*
                                    -------
Total                               $37,095

-------
*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         In June 2002, Ener1 Technologies issued 100 shares of its common stock to Ener1, Inc., its parent company for a nominal consideration as part of the organization of Ener1 Technologies. Ener1, Inc. was all accredited investor. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as Amended. Thereafter, in preparation for the spin-off of the shares covered by this registration statement to the shareholders of Ener1, Inc., Ener1 Technologies undertook a forward split of 1,031,490 shares for each share of common stock of Ener1 Technologies. After the forward split, Ener1, Inc. owned 103,149,000 shares of Ener1 Technologies' common stock.

ITEM 27. EXHIBITS.

    EXHIBITS      DESCRIPTION OF DOCUMENT
    --------      -----------------------

         3.1      Articles of Incorporation(1)

         3.2      Amended and Restated Articles of Incorporation

         3.5      By-laws(1)

         5.1      Opinion of Adorno & Yoss, P.A.(to be included by amendment)

         10.1 License and Royalty Agreement between ENER1 Holdings, Inc. and Inprimis Technologies, Inc. dated January 23, 2002(1)


         10.2 Assignments of License and Royalty Agreement dated August 30, 2002(1)

         10.3     Amendment to License and Royalty  Agreement  dated  October 4,
                  2002(1)

         10.4     Employment Agreement with Peter Novak dated October 4, 2002(1)

         10.5     Intercompany Line of Credit Agreement (2)

         10.6     Transition Services Agreement(1)

         10.7     Professional Services Agreement with Salvatore Morgera(1)

         23.1     Consent of Kaufman, Rossin & Co., P.A.(2)

         23.2     Consent of Adorno & Yoss, P.A. is included in Exhibit 5


(1) Previously filed. (2) Filed herein.

ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement which includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant win, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and win be governed by the filial adjudication of such issue.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form SB-2 and authorized this registration statement to be signed of its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida on July 3, 2003.


                            ENER1 TECHNOLOGIES, INC.


                                            By: /s/ Michael Zoi
                                                ------------------------------
                                                Michael Zoi, President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                           TITLE                                          DATE
         ---------                           -----                                          ----


/S/ MICHAEL ZOI                     Director, President and Principal
-------------------                 Executive Officer (Acting
Michael Zoi                         Chief Executive Officer)                            July 3, 2003

/S/ PETER NOVAK                     Director and Vice President                         July 3, 2003
-------------------
Peter Novak

/S/ MEAD M. MCCABE                  Vice President                                      July 3, 2003
---------------------               and Principal Financial Officer
Mead M. McCabe


                                INDEX TO EXHIBITS

EXHIBITS     DESCRIPTION OF DOCUMENT
--------     -----------------------

10.5         Intercompany Line of Credit
23.1         Consent of Kaufman, Rossin & Co., P.A.